                                                                     Exhibit 2.1
                                                                  Execution Copy


================================================================================



                            ------------------------

                            STOCK PURCHASE AGREEMENT

                            ------------------------



                            dated as of July 16, 2003

                                  by and among


         Sterling Bancshares, Inc., Sterling Bank, CMCR Holding Company

                                       and

                              RBC Mortgage Company



================================================================================

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
PREAMBLE...............................................................................................1

                                                  ARTICLE I.

                                                 DEFINITIONS

SECTION 1.01             Certain Defined Terms.........................................................2
SECTION 1.02             Knowledge....................................................................11
SECTION 1.03             Interpretation...............................................................11

                                                 ARTICLE II.

                                              PURCHASE AND SALE

SECTION 2.01             Purchase and Sale............................................................11
SECTION 2.02             Purchase Price...............................................................11
SECTION 2.03             Closing......................................................................11
SECTION 2.04             Adjustment of Purchase Price.................................................12

                                                ARTICLE III.

                               REPRESENTATIONS AND WARRANTIES OF THE SELLERS

SECTION 3.01             Organization, Authority and Qualification of the Sellers.....................14
SECTION 3.02             Organization and Qualification of the Company and each of its Subsidiaries...15
SECTION 3.03             Capital Stock of the Company.................................................15
SECTION 3.04             Subsidiaries and Equity Interests............................................16
SECTION 3.05             No Conflict..................................................................17
SECTION 3.06             Consents and Approvals.......................................................18
SECTION 3.07             Financial Information........................................................18
SECTION 3.08             Absence of Certain Changes or Events.........................................20
SECTION 3.09             Litigation...................................................................24
SECTION 3.10             Compliance with Laws.........................................................24
SECTION 3.11             Material Contracts; Insurance................................................27
SECTION 3.12             Title to Assets..............................................................30
SECTION 3.13             Employee Benefits............................................................31
SECTION 3.14             Labor Matters................................................................34
SECTION 3.15             Taxes........................................................................35

SECTION 3.16             Brokers......................................................................36
SECTION 3.17             Representations Regarding the Mortgage Banking Business......................36
SECTION 3.18             Transactions with Affiliates.................................................42
SECTION 3.19             Servicing Business Removal...................................................42
SECTION 3.20             Disclosure...................................................................43
SECTION 3.21             Intellectual Property........................................................43
SECTION 3.22             Books and Records............................................................45
SECTION 3.23             Accounting Controls..........................................................45
SECTION 3.24             Insurance Issued by the Insurance Subsidiary.................................46
SECTION 3.25             Reinsurance and Coinsurance..................................................46
SECTION 3.26             Security Deposits............................................................47
SECTION 3.27             Certain Policies.............................................................47
SECTION 3.28             Actuarial Reports............................................................47
SECTION 3.29             Reserves.....................................................................48
SECTION 3.30             Risk-Based Capital; Insurance Regulatory Information System Ratios...........48
SECTION 3.31             Retentions...................................................................48
SECTION 3.32             Pools and Fronting Arrangements; Service Agreements..........................48
SECTION 3.33             Employment Agreements........................................................49
SECTION 3.34             Risk Management Instruments..................................................49
SECTION 3.35             Insurance Subsidiary Loans...................................................49
SECTION 3.36             Disclaimer of Additional and Implied Warranties..............................50

                                                     ARTICLE IV.

                                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01             Organization, Authority and Qualification of the Purchaser...................50
SECTION 4.02             No Conflict..................................................................50
SECTION 4.03             Consents and Approvals.......................................................51
SECTION 4.04             Litigation...................................................................51
SECTION 4.05             Investment Purpose...........................................................51
SECTION 4.06             Brokers......................................................................51
SECTION 4.07             Financing....................................................................52

                                                     ARTICLE V.

                                                     COVENANTS

SECTION 5.01             Conduct of Business Prior to the Closing.....................................52
SECTION 5.02             Access to Information........................................................53
SECTION 5.03             Books and Records............................................................53

SECTION 5.04             Commercially Reasonable Efforts..............................................53
SECTION 5.05             Notice of Certain Matters; Company Reports...................................54
SECTION 5.06             No Solicitation..............................................................54
SECTION 5.07             Noncompetition; Nonsolicitation..............................................55
SECTION 5.08             Employee Benefits............................................................56
SECTION 5.09             Intercompany Accounts........................................................57
SECTION 5.10             Excluded Business Removal....................................................57
SECTION 5.11             Bank Purchase................................................................58
SECTION 5.12             Insurance....................................................................58
SECTION 5.13             Sellers' Names and Marks.....................................................58
SECTION 5.14             Sale of Mortgage Loans.......................................................59
SECTION 5.15             Legal Services Agreement.....................................................59
SECTION 5.16             Assumption of Earnout........................................................59
SECTION 5.17             Restructuring................................................................59

                                                    ARTICLE VI.

                                                    TAX MATTERS

SECTION 6.01             Section 338(h)(10) and 754 Elections.........................................60
SECTION 6.02             Tax Indemnities..............................................................61
SECTION 6.03             Tax Returns and Payments.....................................................63
SECTION 6.04             Refunds......................................................................65
SECTION 6.05             Contests.....................................................................65
SECTION 6.06             Information Reporting Indemnity..............................................66
SECTION 6.07             Closing Date Transactions....................................................67
SECTION 6.08             Assistance and Cooperation...................................................67
SECTION 6.09             Miscellaneous................................................................67

                                                  ARTICLE VII.

                                             CONDITIONS TO CLOSING

SECTION 7.01             Conditions to Obligations of the Sellers.....................................68
SECTION 7.02             Conditions to Obligations of the Purchaser...................................69

                                                  ARTICLE VIII.

                                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01             Termination..................................................................71
SECTION 8.02             Effect of Termination........................................................72
SECTION 8.03             Waiver.......................................................................72

                                                     ARTICLE IX.

                                                  INDEMNIFICATION

SECTION 9.01             Indemnification..............................................................73

                                                     ARTICLE X.

                                                 GENERAL PROVISIONS

SECTION 10.01            Survival of Representations and Warranties...................................77
SECTION 10.02            Expenses.....................................................................78
SECTION 10.03            Notices......................................................................78
SECTION 10.04            Exceptions to Representations and Warranties.................................79
SECTION 10.05            Public Announcements.........................................................80
SECTION 10.06            Headings.....................................................................80
SECTION 10.07            Further Assurances...........................................................80
SECTION 10.08            Entire Agreement; Construction...............................................80
SECTION 10.09            Assignment...................................................................80
SECTION 10.10            No Third Party Beneficiaries.................................................81
SECTION 10.11            Amendment; Waiver............................................................81
SECTION 10.12            GOVERNING LAW................................................................81
SECTION 10.13            Counterparts.................................................................81
SECTION 10.14            Jurisdiction, Venue and Jury Trial Waiver....................................81

                                    EXHIBITS


Exhibit 1.01             --     Executives
Exhibit 2.04(a)          --     Form of Closing Adjustment Documents
Exhibit 3.01(a)          --     Stockholders
Exhibit 3.01(b)          --     Form of Consent
Exhibit 3.07(e)          --     ABA Subsidiaries
Exhibit 3.19(a)          --     Servicing Business Agreement
Exhibit 3.19(b)          --     Subservicing Agreement
Exhibit 7.02(b)          --     Opinion of Counsel
Exhibit 9.01(a)(v)       --     Certain Matters Subject to Indemnification


                                    SCHEDULE


Sellers Disclosure Schedule

                  STOCK PURCHASE AGREEMENT, dated as of July 16, 2003 (this "Agreement"), by and among Sterling Bancshares, Inc., a bank holding company incorporated under the laws of the State of Texas ("Parent"), Sterling Bank, a banking association chartered under the laws of the State of Texas ("Sterling"), CMCR Holding Company, a Delaware corporation (the "Seller"; and, together with Parent and Sterling, the "Sellers"), and RBC Mortgage Company, an Illinois corporation (the "Purchaser").

                                  WITNESSETH:

                  WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock, par value $0.0001 per share (collectively, the "Shares"), of Sterling Capital Mortgage Company, a Texas corporation (the "Company");

                  WHEREAS, Sterling owns 80% of the issued and outstanding shares of capital stock, par value $0.0001 per share, of the Seller;

                  WHEREAS, Parent owns all of the issued and outstanding shares of capital stock, par value $0.0001 per share, of Sterling Bancorporation, Inc., a Delaware corporation, and Sterling Bancorporation, Inc. owns all of the issued and outstanding shares of capital stock, par value $1.00 per share, of Sterling;

                  WHEREAS, as conditions and inducements to the willingness of Purchaser to enter into this Agreement, (i) the Company and Sterling have executed a binding and enforceable agreement, dated July 16, 2003 (the "Servicing Business Agreement"), whereby the Company will restructure its operations such that all of the assets of the Company or its Subsidiaries that relate solely, and all liabilities of the Company or its Subsidiaries that relate, to its business as a servicer or master servicer of mortgage loans for the account of others (the "Servicing Business"), will be transferred to Sterling prior to the Closing (with the Company, as an accommodation to Sterling and in order to facilitate the transfer of the Servicing Business to Sterling, agreeing on a temporary basis to provide subservicing to Sterling pursuant to the binding and enforceable subservicing agreement, dated July 16, 2003 (the "Subservicing Agreement")), (ii) the Company will transfer its direct and indirect interests in its Subsidiaries listed as Excluded Subsidiaries in Paragraph 5.10 of the Sellers Disclosure Schedule (the "Excluded Subsidiaries") prior to the Closing, and (iii) the Company will transfer the other real estate owned by the Company (the "OREO") pursuant to a purchase agreement in a form that will be reasonably acceptable to the

Purchaser, each in the manner described in Sections 3.19 and 5.10 (the Servicing Business, the Excluded Subsidiaries and the OREO being referred to herein collectively as the "Excluded Businesses" and the transfers of the Servicing Business (including the temporary arrangement pursuant to the Subservicing Agreement whereby the Company provides subservicing), the transfer of the Excluded Subsidiaries and the transfer of the OREO being referred to herein collectively as the "Excluded Business Removal");

                  WHEREAS, as further conditions and inducements to the willingness of the Purchaser to enter into this Agreement, concurrently with or prior to the execution and delivery of this Agreement, each of the Employment Agreements has been executed and delivered; and

                  WHEREAS, upon the terms and subject to the conditions set forth herein, the Seller wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Seller, the Shares;

                  NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, agreements and covenants hereinafter set forth, Parent, Sterling, the Seller and the Purchaser hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABA Subsidiary" has the meaning specified in 3.07(e).

                  "ABA Subsidiary Financial Statements" has the meaning specified in 3.07(e).

                  "Action" has the meaning specified in Section 3.09.

                  "Adjustment Amount" has the meaning specified in Section 2.02.

                  "Agreement" has the meaning specified in the Preamble hereof.

                  "Agency" means the FHA, the FHLMC, the FNMA, the GNMA, HUD, the VA, the Board of Governors of the Federal Reserve System, the

Federal Deposit Insurance Corporation, the Texas Department of Banking, the Insurance Department of the Vermont Department of Banking, Insurance, Securities and Health Care Administration or any other federal or state agency with authority to regulate the business of the Company or the Company Subsidiaries or determine the investment or servicing or insurance requirements with regard to loans originated, brokered, purchased or serviced by the Company or the Company Subsidiaries.

                  "Affiliate" of a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

                  "Alliance" has the meaning specified in Section 5.16.

                  "Balance Sheet" has the meaning specified in Section 3.07(a).

                  "Business Day" means a day of the year on which banks are not required or authorized to be closed in The City of Houston or in The City of New York.

                  "Closing" has the meaning specified in Section 2.03(a).

                  "Closing Adjustment Documents" has the meaning specified in
Section 2.04(a).

                  "Closing Date" has the meaning specified in Section 2.03(a).

                  "Closing Date Balance Sheet" has the meaning specified in
Section 2.04(a).

                  "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder.

                  "Company" has the meaning specified in the Recitals to this Agreement.

                  "Company Actuarial Analyses" has the meaning specified in
Section 3.28.

                  "Company Assets" has the meaning specified in Section 6.01(c).

                  "Company Compensation and Benefit Plans" has the meaning specified in Section 3.13(a).

                  "Company Financial Statements" has the meaning specified in
Section 3.07(a).

                  "Company Pension Plan" has the meaning specified in Section 3.13(b).

                  "Company Related Person" has the meaning specified in Section 3.08(ix).

                  "Company Reports" has the meaning specified in Section
3.10(a).

                  "Company Subsidiaries" has the meaning specified in Section 3.04(a).

                  "Contract" has the meaning specified in Section 3.11(a).

                  "Disagreement" has the meaning specified in Section 2.04(b).

                  "Election" has the meaning specified in Section 6.01(a).

                  "Employees" has the meaning specified in Section 3.13(a).

                  "Employment Agreements" means, collectively, the employment agreements entered into on or prior to the date hereof between an Affiliate of the Purchaser and the two executives listed on Exhibit 1.01 hereto (the "Executives").

                  "Encumbrance" means any pledge, lien, security interest, claim, charge, easement, limitation, commitment, restriction or encumbrance of any kind or nature whatsoever, and in addition, in the case of shares of capital stock, voting agreement, proxy or other encumbrance of any kind.

                  "Environmental Law" has the meaning specified in Section 3.10(b).

                  "ERISA" has the meaning specified in Section 3.13(a).

                  "ERISA Affiliate" has the meaning specified in Section
3.13(c).

                  "ERISA Plans" has the meaning specified in Section 3.13(b).

                  "Excluded Businesses" has the meaning specified in the Recitals to this Agreement.

                  "Excluded Business Removal" has the meaning specified in the Recitals to this Agreement.

                  "Excluded Subsidiaries" has the meaning specified in the Recitals to this Agreement.

                  "Existing Trustees" has the meaning specified in Section 5.08(b).

                  "FHA" means the Federal Housing Administration.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation.

                  "Final Allocation" has the meaning specified in Section
6.01(c).

                  "First Mercantile Opinion Letter" has the meaning specified in
Section 3.13(f).

                  "FNMA" means the Federal National Mortgage Association.

                  "GAAP" has the meaning specified in Section 3.07(b).

                  "GNMA" means the Government National Mortgage Association.

                  "Governmental Entity" has the meaning specified in Section
3.06.

                  "Hazardous Substance" has the meaning specified in Section 3.10(b).

                  "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder.

                  "HUD" means the United States Department of Housing and Urban Development.

                  "individually or in the aggregate", when used in Article III or Article IV, includes all events, circumstances or conditions described in any Section or paragraph of Article III or Article IV, respectively, and is not limited to any specific Section or paragraph thereof.

                  "Initial Purchase Price" has the meaning specified in Section 2.02.

                  "Insurance Policies" has the meaning specified in Section 3.11(d).

                  "Insurance Subsidiary" has the meaning specified in Section 3.04(a).

                  "Intellectual Property" means all (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) all other intellectual property or proprietary rights.

                  "Intellectual Property Contracts" means all agreements concerning Intellectual Property to which the Company or any of its Subsidiaries is a party, including without limitation agreements granting the Company or any of its Subsidiaries rights to use the Licensed Intellectual Property, non-assertion agreements, settlement agreements, agreements granting rights to use Scheduled Intellectual Property (as defined in Section 3.21(a)), trademark coexistence agreements and trademark consent agreements.

                  "Investor" means any Person who (i) owns Mortgage Loans or servicing rights to Mortgage Loans serviced or master serviced by the Company or any of its Subsidiaries pursuant to a Mortgage Servicing Agreement or (ii) is a party (other than the Company or any of its Subsidiaries) to an Investor Commitment or to a loan purchase agreement.

                  "Investor Commitment" means the commitment of a Person to purchase a Mortgage Loan owned by the Company or any of its Subsidiaries.

                  "IRS" has the meaning specified in Section 3.08(xi).

                  "IT Assets" means the computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation, owned or leased by the Company or its Subsidiaries.

                  "Licensed Intellectual Property" means Intellectual Property that the Company or any of its Subsidiaries are licensed or otherwise permitted by other Persons to use.

                  "Loss" or "Losses" means any liability, loss, cost, damage, penalty, fine, interest, obligation or expense of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements (in each case, including, without limitation, any such amounts that are incurred either as a result of third party claims or in connection with proceedings to enforce this Agreement)).

                  "Material Adverse Effect" means (a) any material adverse change in the condition (financial or other), results of operations or business of the Company and its Subsidiaries taken as a whole or (b) any material adverse effect on the ability of Sellers to perform their respective obligations pursuant to this Agreement; provided however, that for purposes of determining whether there shall have been any such material adverse change or effect as described in either clause (a) or clause (b) above, there shall be disregarded any adverse change or effect resulting from or relating to (i) general political, business or economic conditions and (ii) conditions generally affecting the mortgage banking industry, provided that such changes in general political, business or economic conditions and such changes generally affecting the mortgage banking industry do not have a materially more adverse effect on the Company and its Subsidiaries than on mortgage banking companies generally.

                  "Mortgage Loans" has the meaning specified in Section 3.17(c).

                  "Mortgage Servicing Agreements" has the meaning specified in
Section 3.17(c).

                  "Multiemployer Plan" has the meaning specified in Section 3.13(b).

                  "Net Tangible Value" shall mean total stockholder's equity (i) less goodwill and (ii) less any asset, or without deduction for any liability, recorded pursuant to Financial Accounting Standard 133, as it relates to derivatives, as illustrated on Exhibit 2.04(a).

                  "Notice of Disagreement" has the meaning specified in Section 2.04(b).

                  "Order" has the meaning specified in Section 3.09.

                  "OREO" has the meaning specified in the Recitals to this Agreement.

                  "OSFI" has the meaning specified in Section 4.03.

                  "Parent" has the meaning specified in the Preamble to this Agreement.

                  "Permitted Encumbrance" has the meaning specified in Section 3.12.

                  "Person" means any individual, corporation, company, partnership (limited or general), limited liability company, joint venture, association, trust or other entity.

                  "Pipeline Inventory" means all residential mortgage loans with applications pending but not closed on the Closing Date.

                  "Pre-Closing Company Tax Audit" has the meaning specified in
Section 6.05(b).

                  "Prior Servicer" means any person, other than the Company or one of its Subsidiaries, that has acted as a servicer or subservicer of a Mortgage Loan on or prior to the Closing Date.

                  "Purchase Price" has the meaning specified in Section 2.02.

                  "Purchaser" has the meaning specified in the Preamble to this Agreement.

                  "Purchaser Objection" has the meaning specified in Section 6.03(b).

                  "Recipient" has the meaning specified in Section 6.05(a).

                  "Registered" means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

                  "Restricted Business" has the meaning specified in Section
5.07.

                  "SAP" has the meaning specified in Section 3.07(d).

                  "Scheduled Intellectual Property" shall have the meaning ascribed to it in Section 3.21(a).

                  "Section 754 Election" has the meaning specified in Section 6.01(b).

                  "Select" has the meaning specified in Section 5.16.

                  "Seller" has the meaning specified in the Preamble to this Agreement.

                  "Seller Objection" has the meaning specified in Section
6.03(c).

                  "Seller Tax Returns" has the meaning specified in Section 6.03(a).

                  "Sellers" has the meaning specified in the Preamble to this Agreement.

                  "Sellers Disclosure Schedule" has the meaning specified in
Section 10.04(a).

                  "Serviced Loans" has the meaning specified in Section 3.17(c).

                  "Servicing Business" has the meaning specified in the Recitals to this Agreement.

                  "Servicing Business Agreement" has the meaning specified in the Recitals to this Agreement.

                  "Shares" has the meaning specified in the Recitals to this Agreement.

                  "Statutory Statements" has the meaning specified in Section 3.07(c).

                  "Sterling" has the meaning specified in the Preamble to this Agreement.

                  "Straddle Period" has the meaning specified in Section
6.02(a).

                  "Straddle Returns" has the meaning specified in Section
6.03(a).

                  "Subservicing Agreement" has the meaning specified in the Recitals to this Agreement.

                  "Subsidiaries Shares" has the meaning specified in Section 3.04(a).

                  "Subsidiary" means, with respect to any Person, any and all corporations, companies, partnerships (limited or general), limited liability companies, joint ventures, associations, trusts or other entities controlled by such Person directly or indirectly through one or more intermediaries. For the avoidance of doubt, the term "Subsidiary" includes the Company Subsidiaries listed on Schedule 3.04(a).

                  "Tax" or "Taxes" means all taxes, including, without limitation, income, gross receipts, gains, sales, use, employment, unemployment, social security, franchise, unitary, profits, excise, property, value added, ad valorem, transfer, filing, recordation or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts with respect thereto imposed by any taxing authority.

                  "Tax Audit" has the meaning specified in Section 6.05(a).

                  "Tax Returns" means all returns, reports, estimates, declarations, information returns and statements of any nature with respect to Taxes.

                  "VA" means the Department of Veterans Affairs.

                  "Warehouse Credit Agreement" has the meaning specified in
Section 3.11(b).

                  "Warehouse Loans" has the meaning specified in Section
3.17(c).

                  SECTION 1.02 Knowledge. References herein to the Sellers', Seller's or Company's knowledge refer to the knowledge of the executive officers of the Sellers, or the Company or its Subsidiaries, as applicable, after due investigation of the relevant matters, including without limitation inquiries of the officers of the Company (and, if and to the extent appropriate, its Subsidiaries) that reasonably should be expected to have knowledge regarding such matters.

                  SECTION 1.03 Interpretation. When a reference is made in this Agreement to Recitals, Sections, Exhibits or Schedules, such reference shall be to a Recital in, Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION." No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. All references to "DOLLARS" or "$" mean the lawful currency of the United States unless otherwise indicated. Any reference in this Agreement to any law, rule or regulation shall be deemed to include a reference to any amendments, revisions or successor provisions to such law, rule or regulation unless otherwise indicated.

                                  ARTICLE II.

                                PURCHASE AND SALE

                  SECTION 2.01 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, on the Closing Date, the Shares, free and clear of all Encumbrances.

                  SECTION 2.02 Purchase Price. The purchase price for the Shares (the "Purchase Price") shall be cash in an amount equal to the sum of (a) $100,000,000 (the "Initial Purchase Price") and (b) an amount, which may be either positive or negative, determined in accordance with Section 2.04 and
Exhibit 2.04(a) (the "Adjustment Amount").

                  SECTION 2.03 Closing. (a) Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Locke Liddell & Sapp LLP, 600 Travis Street, Houston, Texas 77002, at 10:00 a.m., local time, on the later of (i) the fifth Business Day after satisfaction or waiver of all specified conditions set forth in Article VII of this Agreement or (ii) September 30, 2003, or at such other time or on such other date or at such other place as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                  (b) At the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser (i) stock certificates evidencing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, together with such other documents as the Purchaser may reasonably request to evidence the transfer to the Purchaser of good and marketable title in and to the Shares, free and clear of any and all Encumbrances; and (ii) the certificate of the Sellers required to be delivered pursuant to Section 7.02(a).

                  (c) At the Closing, the Purchaser shall deliver to the Seller
(i) the Initial Purchase Price by wire transfer in immediately available funds to an account designated by the Seller in writing at least two Business Days prior to the Closing Date and (ii) the certificate of the Purchaser required to be delivered pursuant to Section 7.01(a).

                  (d) At the Closing, or if due thereafter promptly when due, the Sellers shall pay (i) all transfer (including real property transfer or gain) taxes, stamp taxes, filing taxes, recordation taxes and any other taxes (other than any income taxes) and (ii) any other fees payable by any of the Sellers, the Company or any Company Subsidiary in connection with the transactions contemplated hereby.

                  (e) At the Closing, each party shall take such other actions and execute and/or deliver such other instruments or documents, as shall be required under the terms of this Agreement or as shall be reasonably requested by another party to this Agreement.

                  SECTION 2.04 Adjustment of Purchase Price. In order to finally determine the Purchase Price, the parties shall proceed as follows: (a) As soon as reasonably practicable following the Closing Date, and in no event more than 30 days thereafter, Purchaser shall prepare and deliver to Seller the following, each in the form set forth in Exhibit 2.04(a): (i) a balance sheet of the Company, as of the Closing Date (the "Closing Date Balance Sheet"), prepared in accordance with GAAP applied on a basis consistent with the balance sheet of the Company dated June 30, 2003 included in Exhibit 2.04(a) (including without limitation, in accordance with accounting policies, practices, procedures and valuation methods applied to such balance sheet (it being understood and agreed that any asset or liability that otherwise may be required to be recorded pursuant to Financial Accounting Standard 133, as it relates to derivatives, shall not be included)); and (ii) the computation of the Adjustment Amount and Purchase Price, together with all information used by Purchaser in making such computation (items (i) and (ii) collectively and as adjusted pursuant to subsection (b)-(d) below, the "Closing Adjustment Documents"). The parties shall cooperate in the preparation of the Closing Adjustment Documents. For purposes of this Section 2.04, (x) an example of the Company's balance sheet as of June 30, 2003, and (y) a calculation of the Company's Net Tangible Value as of June 30, 2003, are set forth in Exhibit 2.04(a).

                  (b) Within 30 days after delivery of the Closing Adjustment Documents to the Seller, the Seller may dispute all or any portion of the Closing Adjustment Documents by giving written notice (a "Notice of Disagreement") to the Purchaser setting forth in reasonable detail the basis for every such dispute (any such dispute being hereinafter called a "Disagreement"). The parties shall promptly commence good faith negotiations with a view to resolving all such Disagreements.

                  (c) If the Seller delivers a Notice of Disagreement and the Purchaser does not dispute all or any portion of such Notice of Disagreement by giving written notice to the Seller setting forth in reasonable detail the basis for such dispute within 15 Business Days following the delivery of such Notice of Disagreement, the Purchaser shall be deemed to have irrevocably accepted the Closing Adjustment Documents as modified in the manner described in the Notice of Disagreement. If the Purchaser disputes all or any portion of the Notice of Disagreement within the 15-day period described in the previous sentence, and within 15 days following the delivery to the Seller of the notice of such dispute the Purchaser and the Seller do not resolve the Disagreement (as evidenced by a written agreement between the Purchaser and the Seller), such Disagreement shall be referred to an independent accounting firm mutually selected by the Purchaser and the Seller for a resolution of such Disagreement in accordance with the terms of this Agreement. The independent accounting firm shall render its determination within 30 days and such determination with respect to any Disagreement shall be final and binding upon the parties, and the amount so determined shall be used to complete the final Closing Adjustment Documents. The Purchaser and Sellers shall cooperate with such firm and provide such firm with access to their books, records, personnel and representatives and those of their Subsidiaries and such other information as such firm may require in order to render its determination. All of the fees and expenses of any independent accounting firm retained pursuant to this paragraph (c) shall be paid one-half by the Purchaser and one-half by Sellers.

                  (d) In order to facilitate the prompt resolution of the procedures contemplated by this Section 2.04, shortly prior to the Closing Date the Seller shall provide the Purchaser with a preliminary draft of the Closing Date Balance Sheet.

                  (e) Within three (3) Business Days of the final determination of the Adjustment Amount in accordance with this Section 2.04 or, if the Seller has given a Notice of Disagreement, within three (3) Business Days after the Closing Adjustment Documents become final and binding on the parties pursuant to
Section 2.04(c):

                  (i) If the Adjustment Amount shown in the final Closing Adjustment Documents is positive, then the Purchaser shall pay to the Seller such Adjustment Amount, by wire transfer to an account identified to the Purchaser in writing; and

                  (ii) If such Adjustment Amount is negative, then the Sellers, jointly and severally, shall pay to the Purchaser such Adjustment Amount, by wire transfer to an account identified to the Seller in writing, in either case together with interest thereon at a rate per annum equal to the prime commercial lending rate announced from time to time by RBC Centura Bank for the days actually elapsed from (and including) the Closing Date to the day immediately preceding payment.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  The Sellers, jointly and severally, represent and warrant to the Purchaser as follows and as set forth in the Sellers Disclosure Schedule:

                  SECTION 3.01 Organization, Authority and Qualification of the Sellers. Each of the Sellers is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation, and has all necessary corporate power and authority to enter into this Agreement, carry out its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of the Sellers (including by the execution pursuant to Section 228 of the Delaware General Corporation Law by Sterling and the Persons named in Exhibit 3.01(a) of stockholder consents, in the form set forth in Exhibit 3.01(b), to the sale by the Seller of substantially all of its assets pursuant to Section 271 of the Delaware General Corporation Law and by the Seller giving the required notice to any of its stockholders to whom notice is required to be given under Section 228(e) of such law) and no other corporate proceeding on the part of any of the Sellers (including on the part of the stockholder of any of the Sellers) is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Sellers and constitutes a legal, valid and binding obligation of each of the Sellers enforceable against each of the Sellers in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general equity principles.

                  SECTION 3.02 Organization and Qualification of the Company and each of its Subsidiaries. (a) The Company and each of its Subsidiaries is duly organized, validly existing and, to the extent applicable, in good standing under the laws of its respective state of incorporation or formation, as applicable, and has the power and authority (corporate or other) to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business in all material respects as currently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation, limited liability company or partnership, as applicable, to do business, and, to the extent applicable, is in good standing in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Sellers have made available to the Purchaser true and complete copies of each of the Company's and the Company Subsidiaries' respective certificates of incorporation and bylaws (or equivalent documents), each as amended to date. Such documents so made available or delivered are in full force and effect.

                  SECTION 3.03 Capital Stock of the Company. (a) The authorized capital stock of the Company consists of 14,995,000 shares of common stock, par value $0.0001 per share, of which 11,100,000 shares are issued and outstanding and 5,000 shares of nonvoting cumulative preferred stock, none of which are issued and outstanding. The Shares constitute all the issued and outstanding shares of capital stock of the Company. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights of conversion or other rights, agreements, arrangements or commitments relating to the purchase or issuance of any shares of common stock or any other capital stock of the Company obligating the Company or any of the Sellers to issue or to sell any shares of common stock or any other capital stock of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Shares.

                  (b) The Seller has good and marketable title to all of the Shares, free and clear of any and all Encumbrances, contracts, rights, options and assignments whatsoever. Upon consummation of the purchase and sale of the Shares in accordance with this Agreement, the Purchaser shall have good and marketable title to the Shares free and clear of any and all claims, charges, defenses, Encumbrances of any kind or nature, contracts, rights, options and assignments, except for any Encumbrances arising solely as a result of any actions by the Purchaser or its Affiliates.

                  SECTION 3.04 Subsidiaries and Equity Interests.

                  (a) Paragraph 3.04(a) of the Sellers Disclosure Schedule sets forth a true and complete list of all the Subsidiaries of the Company (the "Company Subsidiaries") including all Company Subsidiaries engaged in the insurance or reinsurance business (the "Insurance Subsidiary"). Paragraph 3.04(a) of the Sellers Disclosure Schedule lists, with respect to each Company Subsidiary, its jurisdiction of incorporation or organization (and, in the case of the Insurance Subsidiary, its jurisdiction or jurisdictions of domicile and "commercial domicile"), each state in which it operates and its license identification number in each such state (or the basis for an exemption from such requirement). Such Schedule notes whether each such Subsidiary is actively engaged in business and the nature of such business. The authorized capital stock, number of shares of common stock issued and outstanding (the "Subsidiaries Shares") and partnership interests of each of the Company Subsidiaries and ownership of each of the Company Subsidiaries is as set forth in Paragraph 3.04(a) of the Sellers Disclosure Schedule, and all of the Subsidiaries Shares are validly issued, fully paid and nonassessable. None of the Subsidiaries Shares or partnership interests in Company Subsidiaries that are partnerships or membership interests in Company Subsidiaries that are limited liability companies was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock or other equity interests of any of the Company Subsidiaries or obligating any of the Sellers, the Company or the Company Subsidiaries to issue or sell any shares of capital stock of, or any other interest in, the Company Subsidiaries. There are no outstanding contractual obligations of the Company Subsidiaries to repurchase, redeem or otherwise acquire any Subsidiaries Shares or other equity interests or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

                  (b) Paragraph 3.04(b) of the Sellers Disclosure Schedule sets forth a true and complete list, as of the date hereof, (i) of all equity securities (or securities convertible or exercisable into equity securities) the Company or one of its Subsidiaries holds involving, in the aggregate, beneficial ownership or control by the Company and its Subsidiaries, in the aggregate, of 5% or more of any class of the issuer's voting securities or 25% or more of any class of the issuer's securities, including a description of any such issuer and the percentage of the issuer's voting and/or non-voting securities and (ii) of all partnerships, limited liability companies, joint ventures or similar entities, in which the Company or any Company Subsidiary owns or controls an equity, partnership or membership interest, directly or indirectly, and the nature and amount of each such interest.

                  (c) The equity interests set forth in Paragraphs 3.04(a) and
(b) of the Sellers Disclosure Schedule constitute all the issued and outstanding equity interests in the Company Subsidiaries or otherwise owned by the Company or the Company Subsidiaries and, except as otherwise set forth in Paragraph 3.04(a) and (b) of the Sellers Disclosure Schedule, are owned of record and beneficially, directly or indirectly, solely by the Company or a Company Subsidiary free and clear of all Encumbrances. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting of any such interests.

                  SECTION 3.05 No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 3.06 or in Paragraph 3.05 of the Sellers Disclosure Schedule have been obtained and all filings and notifications listed in Section 3.06 and in Paragraph 3.05 of the Sellers Disclosure Schedule have been made and all applicable waiting periods have expired, the execution, delivery and performance of this Agreement by each of the Sellers do not and will not (i) conflict with or violate any agreement or instrument binding upon the Sellers, the Company or the Company Subsidiaries or any of their respective assets, (ii) violate or conflict with the charter or bylaws (or similar organizational documents) of any of the Sellers, the Company or any Company Subsidiary, or
(iii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to any of the Sellers, the Company, the Company Subsidiaries or any of their respective assets.

                  SECTION 3.06 Consents and Approvals. The execution and delivery of this Agreement by each of the Sellers do not, and the performance of this Agreement by each of the Sellers will not, require any consent, approval, authorization or other action by, or filing with, submission, application or notification to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic (Federal, state or local) or foreign (each, a "Governmental Entity"), except (i) as described in Paragraph
3.06 of the Sellers Disclosure Schedule, (ii) the notification requirements of the HSR Act, (iii) pursuant to requirements of the FNMA, the FHLMC, the GNMA, HUD, the FHA and the VA, (iv) approval of the Insurance Department of the Vermont Department of Banking, Insurance, Securities and Healthcare Administration as to the change of control of a domestic insurer, and (v) where the failure to obtain such consent, approval, authorization or action, or to make such filing, submission, application or notification, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.07 Financial Information.

                  (a) Paragraph 3.07(a) of the Sellers Disclosure Schedule contains (i) audited consolidated balance sheet (the "Balance Sheet") of the Company and its Subsidiaries for the fiscal year ended December 31, 2002 and audited consolidated statements of income and stockholders equity and cash flows (including related notes) of the Company and its Subsidiaries as of and for the fiscal year ended December 31, 2002 and (ii) unaudited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2003 and unaudited consolidated statements of income of the Company and its Subsidiaries for the six-month period then ended (the financial statements in (i) and (ii), collectively, the "Company Financial Statements").

                  (b) The Company Financial Statements, and any other financial statements of the Company prepared after the date hereof will,

(i) present fairly in all material respects the financial position and the results of operations of the Company as of the dates and for the periods specified therein and (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied during all periods presented. To the knowledge of the Sellers and the Company, the Company has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, and whether or not required to be shown on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations (i) that are shown, reflected or reserved for on the Company Financial Statements, (ii) that have arisen since June 30, 2003 in the ordinary course of business consistent with the Company's past practices, (iii) that are disclosed in the Sellers Disclosure Schedule, or
(iv) that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (c) Paragraph 3.07(c) of the Sellers Disclosure Schedule contains the following statutory statements, in each case together with the exhibits, schedules and notes thereto and any affirmations and certifications filed therewith (collectively, the "Statutory Statements"): (i) the annual statement of the Insurance Subsidiary as at December 31, 2002, as filed with the insurance regulatory authority of the jurisdiction of domicile of such Insurance Subsidiary and (ii) the quarterly statements of the Insurance Subsidiary for the quarterly period ended June 30, 2003, each including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith.

                  (d) The Statutory Statements, and any statutory statements of the Insurance Subsidiary prepared after the date hereof will, (i) present fairly in all material respects the statutory financial condition of such Insurance Subsidiary for the periods therein specified, (ii) have been prepared in conformity with statutory accounting principles prescribed or permitted by the applicable insurance regulatory authority applied on a consistent basis during the periods presented ("SAP"), except as expressly set forth within the subject financial statements, and were correct in all material respects when filed, and there were no material omissions therefrom. The Statutory Statements complied in all material respects with all applicable laws, rules and regulations, when filed, and no material deficiency has been asserted with respect to any Statutory Statement by the applicable insurance regulatory body or any other governmental agency or body. The Company has delivered or made available to Buyer true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since the organization of the Insurance Subsidiary.

                  (e) Paragraph 3.07(e) of the Sellers Disclosure Schedule contains (i) audited balance sheets for each Company Subsidiary not included in the Company Financial Statements (each an "ABA Subsidiary" and collectively the "ABA Subsidiaries" as listed in Exhibit 3.07(e)) for the fiscal year ended December 31, 2002 and audited statements of income and stockholders equity and cash flows (including related notes) of each ABA Subsidiary for the fiscal year ended December 31, 2002 and (ii) unaudited balance sheets of each ABA Subsidiary as of June 30, 2003 and unaudited consolidated statements of income of each ABA Subsidiary for the six-month period then ended (the financial statements in (i) and (ii), collectively, the "ABA Subsidiary Financial Statements").

                  (f) The ABA Subsidiary Financial Statements, and any other financial statements of the ABA Subsidiaries prepared after the date hereof will, (i) present fairly in all material respects the financial position and the results of operations of the ABA Subsidiaries as of the dates and for the periods specified therein and (ii) have been prepared in accordance with GAAP, consistently applied during all periods presented. To the knowledge of the Seller and the Company, the ABA Subsidiaries have no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, and whether or not required to be shown on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations (i) that are shown, reflected or reserved for on the ABA Subsidiary Financial Statements, (ii) that have arisen since June 30, 2003 in the ordinary course of business consistent with such ABA's past practice, (iii) that are disclosed in Paragraph 3.07(f) of the Sellers Disclosure Schedule or (iv) that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.08 Absence of Certain Changes or Events. Except as set forth in Paragraph 3.08 of the Sellers Disclosure Schedule or as permitted by this Agreement, since the date of the Balance Sheet, neither the Company nor any of its Subsidiaries has:

                  (i) suffered any circumstance, change, event, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (ii) conducted its business other than in the ordinary course consistent with past practice;

                  (iii) declared, set aside or paid any dividends (other than dividends paid by wholly owned Subsidiaries of the Company) or distributions or redeemed or repurchased any of its capital stock or membership or partnership interests, as applicable;

                  (iv) amended its charter, bylaws or similar organizational documents or effected any recapitalization, reclassification, stock dividend, stock split or like exchange in capitalization;

                  (v) except in the ordinary course of business consistent with past practice (including pursuant to Section 5.14) or as required to effect the Excluded Business Removal, sold, transferred, leased, or otherwise disposed of any of its assets or properties (whether tangible or intangible) (including by way of bulk reinsurance, whether on an indemnity or assumption basis), or permitted or allowed any of its assets or properties (whether tangible or intangible) to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

                  (vi) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any liability, other than current liabilities reflected on the Company Financial Statements and current liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet date;

                  (vii) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof (including by way of bulk reinsurance), or otherwise acquired any assets other than in the ordinary course of business consistent with past practice;

                  (viii) issued, sold or delivered any capital stock, notes, bonds, partnership interests, membership interests, or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in or convertible into interests in, the Company or any of its Subsidiaries;

                  (ix) other than in the ordinary course of business, consistent with past practice, in accordance with all legal and accounting requirements and on an arm's-length basis, entered into any agreement, arrangement, understanding or transaction with any of its directors, officers, employees or stockholders, or with any relative, beneficiary or spouse living with such Person or with any Affiliate of any of the foregoing (collectively, a "Company Related Person");

                  (x) made any change in accounting principles or methods from those currently employed, except as required by GAAP or by applicable regulatory requirements;

                  (xi) made or changed any Tax election of or with respect to the Company or any of its Subsidiaries, changed any method of tax accounting, entered into or agreed to any private letter ruling, closing agreement or similar ruling or agreement with the Internal Revenue Service ("IRS") or any other taxing authority or settled any audit or proceeding with respect to Taxes owed by the Company or any of its Subsidiaries;

                  (xii) (A) other than in the ordinary course of business consistent with past practice, incurred any indebtedness in excess of $50,000 individually or $200,000 in the aggregate; or (B) entered into any hedging, derivative or similar transactions (including transactions involving mortgage backed security forwards and treasury options, but excluding forward trades with Countrywide Home Loans, Inc. other than in the ordinary course of business consistent with past practice);

                  (xiii) made any capital expenditure or commitment for any capital expenditure in excess of $50,000 individually or $200,000 in the aggregate;

                  (xiv) materially altered or varied its methods or policies of originating mortgage loans (including without limitation the pricing thereof);

                  (xv) increased the salary, wage, bonus or other compensation payable, or to become payable by it, to its directors, officers, employees or consultants, or increased benefits or payments provided under, or terminated, established, adopted, entered into, made any new grants or awards under, or amended or otherwise modified, any Company Compensation and Benefit Plans, except in each case increases occurring in the ordinary course of business consistent with past practice (including normal periodic performance reviews and related compensation and benefit increases) or as required by any pre-existing written Contract to which the Company or any of its Subsidiaries is a party, or granted any severance or termination pay to, or entered into or amended any employment, consulting, or severance agreement with, any Person, other than termination pay paid in the ordinary course of business consistent with past practice to officers or employees;

                  (xvi) conducted any transaction with any Affiliate or other Company Related Person on terms and conditions that are not at least substantially the same or more favorable to the Company and its Subsidiaries, as applicable, as comparable transactions with a Person that is not an Affiliate of the Company or its Subsidiaries, as applicable, or that would be offered to such a Person for such a comparable transaction;

                  (xvii) accelerated, amended, canceled, modified, terminated, consented to the termination of, or allowed to expire, any material Contract or license or of any of the Company's or its Subsidiaries' rights thereunder;

                  (xviii) (A) canceled or waived any claims or rights with a value to the Company or any Company Subsidiary in excess of $50,000; or
         (B) settled or compromised any Action;

                  (xix) (A) entered into any quota share or reinsurance transaction pursuant to which $50,000 or more in annual written premiums are ceded or assumed by the Insurance Subsidiary, or (B) renewed, extended or modified any existing treaty or other program pursuant to which $50,000 or more in annual written premiums are ceded or assumed by the Insurance Subsidiary;

                  (xx) terminated, canceled, amended or allowed to expire any insurance coverage currently maintained that is not replaced by a like amount of insurance coverage;

                  (xxi) made any (A) material addition, or any development involving a prospective material addition, to the Company's or any Company Subsidiaries' consolidated reserve for unpaid losses and loss adjustment expenses (including incurred but not reported), or (B) material change in the policies, practices, procedures, methods, assumptions or principles of the Insurance Subsidiary with respect to accounting, actuarial, investment, reserving, underwriting or claims administration; or

                  (xxii) agreed or committed to take any of the actions specified in this Section 3.08.

                  SECTION 3.09 Litigation. Except as set forth in Paragraph 3.09 of the Sellers Disclosure Schedule, there are no claims, actions, proceedings, inquiries or investigations (each, an "Action") pending or, to the knowledge of the Sellers or the Company, threatened against the Company, any of its Subsidiaries or any of their respective assets or properties, or against their respective officers, directors or employees in their capacity as such, before any court, arbitrator or administrative, governmental or regulatory authority or body. Except as set forth in Paragraph 3.09 of the Sellers Disclosure Schedule, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees in their capacity as such, is subject to any order, writ, judgment, injunction, decree, determination or award (each, an "Order"). To the knowledge of the Sellers or the Company, no event has occurred relating to the Company or any of its Subsidiaries, nor any of their respective officers, directors or employees in their capacity as such, that could reasonably be expected to give rise to the commencement of any such Action or the issuance of any such Order. Sellers have made available to the Purchaser copies of all the pleadings, correspondence and other documents relating to each item listed on Paragraph 3.09 of the Sellers Disclosure Schedule.

                  SECTION 3.10 Compliance with Laws. (a) Except as set forth in Paragraph 3.10(a) of the Sellers Disclosure Schedule, the Company and each of its Subsidiaries (i) is in material compliance with all laws, rules and regulations applicable to its business as currently conducted (including applicable fair lending laws and other laws relating to discriminatory business practices, escrow administration, usury, due on sale, and loan servicing, the USA PATRIOT Act of 2001, the Gramm-Leach-Bliley Act of 1999, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Sarbanes-Oxley Act of 2002, Fair Credit Reporting Act, the Home Mortgage Disclosure Act of 1975, the Real Estate Settlement Procedures Act of 1974, the Truth in Lending Act, the Homeowners Protection Act of 1998, the Equal Credit Opportunity Act and the Flood Disaster Protection Act of 1973, in each case as in effect and applicable to the Company and its Subsidiaries), (ii) has all material governmental permits, licenses and authorizations necessary for the conduct of its business as presently conducted (and all such permits, licenses and authorizations are in full force and effect and, to the knowledge of the Sellers or the Company, no suspension or cancellation or limitation of any of them is threatened) , (iii) is not subject to any order or decree issued by, or a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any supervisory letter from, and has not adopted any board resolutions at the request of any Governmental Entity and has not been advised by any Governmental Entity that it is considering issuing or requesting any such agreement or other action, (iv) has not engaged in any of the practices listed in Office of the Comptroller of the Currency Advisory Letter AL 2000-7 as "indications that an institution may be engaging in abusive lending practices" or as practices that "may suggest the potential for fair lending violations", nor has it originated, owned or serviced, nor does it own or service any loan subject to the requirements of Section 226.32 of title 12 of the Code of Federal Regulations (whether or not after the effective date thereof) and (v) since December 31, 1998, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with any applicable Governmental Entity (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed. Sellers and the Company have made available for inspection by the Purchaser true and complete copies of all Company Reports. No material deficiencies have been asserted by any Governmental Entity with respect to any such Company Report that have not been cured or satisfied.

                  (b) Except as set forth in Paragraph 3.10(b) of the Sellers Disclosure Schedule, (i) the Company and each of its Subsidiaries has complied at all times with all applicable Environmental Laws, (ii) no property currently or formerly owned or operated by the Company or any of its Subsidiaries has been contaminated with any Hazardous Substance that could require investigation or remediation under any Environmental Law, (iii) neither the Company nor any of its Subsidiaries is subject to liability for the release of any Hazardous Substance on any third party property, (iv) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information indicating that it may be in violation of, or subject to liability under, any Environmental Law, (v) neither the Company nor any of its Subsidiaries is subject to any Order, or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law, (vi) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property in connection with any Environmental Law; and (vii) Sellers have delivered to Purchaser copies of all environmental reports, studies, assessments, sampling data, estimates and other environmental information in its possession relating to Company and each of its Subsidiaries or any of their respective current or former properties or operations.

                  As used herein, the term "Environmental Law" means any Federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (A) the protection of the environment or health and safety, (B) the handling, use, presence, disposal, release or threatened release of any harmful chemical, substance or waste or (C) noise, odor or electromagnetic emissions, and the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, black mold or radon; and (C) any other substance which is or may be the subject of any regulatory action by any Governmental Entity in connection with any Environmental Law.

                  (c) Except as set forth in Paragraph 3.10(c) of the Sellers Disclosure Schedule, the Insurance Subsidiary is, where required, (A) duly licensed or authorized as an insurance company or reinsurer in its jurisdiction of incorporation, (B) duly licensed or authorized as an insurance company and, where applicable, a reinsurer, in each other jurisdiction where it is required to be so licensed or authorized, and (C) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write or conduct each line of business reported as being written in the Statutory Statements.

                  (d) None of the Sellers, the Company nor any Company Subsidiary has received any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any consent, approval, authorization or other action by, or filing with, submission, application or notification to any such Governmental Entity or Person, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any term or requirement of any consent, approval, authorization or other action by, or filing with, submission, application or notification to any such Governmental Entity or Person;

                  (e) Paragraph 3.10(e) of the Sellers Disclosure Schedule sets forth all unpaid claims and assessments against the Insurance Subsidiary, whether or not due, by any state insurance guaranty association (in connection with that association's fund relating to insolvent insurers), state insurance regulatory fund, joint underwriting association, residual market facility or assigned risk pool. Except as set forth in Paragraph 3.10(d) of the Sellers Disclosure Schedule, no such claim or assessment is pending, and the Insurance Subsidiary has not received notice of any such claim or assessment, and, to the knowledge of Sellers and the Company, there is no basis for the assertion of any such claim or assessment against the Insurance Subsidiary by any state insurance guaranty association, joint underwriting association, residual market facility or assigned risk pool.

                  SECTION 3.11 Material Contracts; Insurance. (a) Except as set forth in Paragraph 3.11(a) of the Sellers Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party or subject to any contract, understanding, commitment or agreement or other written or unwritten arrangement (a "Contract") to be performed after the date hereof that is any of the following:

                  (i) a Contract under which the Company or any of its Subsidiaries is participating or has agreed to participate as a general partner, limited partner, member, joint venturer or venture capital or similar investor;

                  (ii) a Contract under which the Company or any of its Subsidiaries has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money (including capitalized lease obligations), including warehouse lines;

                  (iii) a Contract that guarantees over a period of greater than twelve (12) months the rates charged by the Insurance Subsidiary to any customer;

                  (iv) a Contract that contains an "exclusivity" clause (that is, obligates the Company or any of its Subsidiaries to conduct business with another party on an exclusive basis or restricts the ability of the Company or any of its Subsidiaries to conduct business with any Person);

                  (v) a Contract that imposes confidentiality obligations on the Company, any of its Subsidiaries, or their respective Affiliates;

                  (vi) a Contract between (x) the Company or any of its Subsidiaries, on the one hand, and (y) any of their respective Affiliates or any Company Related Person on the other;

                  (vii) a Contract pursuant to which the Company or any of its Subsidiaries has promised to pay, or lend any amount to, or sold, transferred, or leased any property or assets to or from, (x) any Person in their capacity as an officer, director, or other employee of the Company or any of its Subsidiaries or Affiliates or (y) any Company Related Person;

                  (viii) any Contract with respect to the employment of, or payment to, any current or former directors, officers, employees, consultants or independent contractors, other than, in the case of independent contractors, vendor relationships arising in the ordinary course of business consistent with past practice;

                  (ix) a Contract or agreement providing for fees or other payments by the Company and/or any of its Subsidiaries equal to or in excess of $25,000 in any one month period or $250,000 over its term;

                  (x) a Contract with any Governmental Entity;

                  (xi) a Contract granting an Encumbrance, other than Permitted Encumbrances, upon any property or asset of the Company or any of its Subsidiaries;

                  (xii) a Contract obligating the Company or any of its Subsidiaries to pay to any Person any money or provide any benefits as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

                  (xiii) a Contract providing for the acquisition or disposition after the date of this Agreement of any assets (including mortgage servicing rights) contemplating an exchange of value in excess of $100,000, other than Contracts entered into as otherwise expressly contemplated by Sections 5.10 or 5.14 of this Agreement;

                  (xiv) a Contract providing for a power of attorney on behalf of the Company or any of its Subsidiaries other than qualified service representative agreements, stock powers of attorney and similar agreements;

                  (xv) a lease or sublease in respect of leased real property;

                  (xvi) a non-competition or non-solicitation Contract that (1) limits, purports to limit, or could limit in any respect the manner in which, or the localities in which, any business of the Company or its Affiliates is or could be conducted or the types of business that the Company or its Affiliates conducts or may conduct, (2) that could reasonably be understood to limit or purport to limit in any respect the manner in which, or the localities in which, any business of the Purchaser or its Affiliates is or could be conducted or the types of business that the Purchaser or its Affiliates conducts or may conduct or (3) that limits, purports to limit or could limit in any way the ability of the Company and its Subsidiaries to solicit prospective employees or could so limit or purport to limit the ability of the Purchaser or its Affiliates to do so; or

                  (xvii) any Contract that could require the consent of, or notice to, any third party for the execution of, or performance under, this Agreement.

         Sellers have delivered or made available to the Purchaser a true and complete copy of each Contract identified or required to be identified in Paragraph 3.11(a) of the Sellers Disclosure Schedule.

                  (b) With respect to each Contract listed or required to be listed in Paragraph 3.11(a) of the Sellers Disclosure Schedule (including the Warehouse Credit Agreement, dated January 1, 1999, as amended, between Sterling and the Company (the "Warehouse Credit Agreement")) and except as noted therein:
(i) the Contract is in full force and effect and, except as set forth in Paragraphs 3.05 or 3.06 of the Sellers Disclosure Schedules, upon the consummation of the transactions contemplated by this Agreement, will continue in full force and effect without penalty or adverse consequence; (ii) neither the Company nor any of its Subsidiaries is in breach or default thereof, and no event has occurred that with notice or lapse of time or both would constitute a breach or default by the Company or any of its Subsidiaries or permit termination, modification or acceleration against the Company or any of its Subsidiaries under a Contract applicable to it; (iii) neither the Company nor any of its Subsidiaries has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the knowledge of the Sellers or the Company, in default in any material respect or has repudiated or waived any material provision thereunder.

                  (c) Except as set forth in Paragraph 3.11(c) of the Sellers Disclosure Schedule, neither the Company nor any of its Subsidiaries is in, nor has any of them received written notice of any, default under any material Contract, to which it is a party or, to the Sellers' or the

Company's knowledge, by which the Company or any of its Subsidiaries may be bound, or the assets, business or operations thereof may be subject nor, to the knowledge of Sellers or the Company, are there any circumstances that would reasonably be expected to result in any such default.

                  (d) Paragraph 3.11(d) of the Sellers Disclosure Schedule sets forth all of the insurance policies, binders or bonds maintained by the Company and its Subsidiaries (the "Insurance Policies"). Sellers have delivered or made available to the Purchaser a true and complete copy of each Insurance Policy identified or required to be identified in Paragraph 3.11(d) of the Sellers Disclosure Schedule. The Company and its Subsidiaries are insured with reputable insurers (rated A or better by A.M. Best as of the date hereof) against such risks and in such amounts as is prudent in accordance with industry practices. The Insurance Policies are in full force and effect; neither the Company nor any of its Subsidiaries is in default thereunder; all material claims and, to the Company's and the Sellers' knowledge, all events or circumstances that could reasonably be expected to give rise to a material claim thereunder have been filed in due and timely fashion; and all such policies will remain in full force and effect after the Closing Date, unaffected by the transaction contemplated hereby.

                  SECTION 3.12 Title to Assets. Except as set forth in Paragraph
3.12 of the Sellers Disclosure Schedule, the Company and each of its Subsidiaries has good title to all of the assets and properties that it purports to own (including those reflected on the Balance Sheet, except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business consistent with past practice since the date of the Balance Sheet) and which are material to the condition (financial or otherwise), business, results of operations, properties or prospects of the Company and each of its Subsidiaries, free and clear of any and all Encumbrances, except: (i) liens under the Warehouse Credit Agreement; (ii) liens for Taxes and assessments not yet payable; (iii) liens for Taxes, assessments and charges and other claims, the validity of which are being contested in good faith and reserved for on the Company's financial statements in accordance with GAAP; (iv) Encumbrances the existence of which, individually or in the aggregate, could not have a Material Adverse Effect; (v) inchoate mechanic's and materialmen's liens for construction in progress; and (vi) workmen's, repairmen's, warehousemen's and carrier's liens arising in the ordinary course of business; (vi) liens relating to accounts payable incurred in the ordinary course of business and consistent with past practice; and (vii) such imperfections in title as do not materially detract from the value of the assets and properties of the Company and its Subsidiaries (each a "Permitted Encumbrance"). The Company and each of its Subsidiaries as lessee has the right under valid and subsisting leases to occupy, use, possess and control all property leased by the Company or its Subsidiaries, as applicable, as currently occupied, used, possessed and controlled. The properties and assets owned or leased by the Company and each of its Subsidiaries are adequate for the conduct of the current business of the Company and its Subsidiaries in the manner in which it currently is being conducted. All such assets and properties are in good operating condition, ordinary wear and tear excepted. Paragraph 3.12 of the Sellers Disclosure Schedule sets forth a complete, true and correct list of the Company's and each of its Subsidiaries' real property, owned or leased, other than the OREO.

                  SECTION 3.13 Employee Benefits. (a) Each benefit and compensation plan, Contract, policy or arrangement covering current or former employees of the Company or any of its Subsidiaries (the "Employees") and current or former directors of the Company or any of its Subsidiaries (including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and incentive and bonus, deferred compensation, stock purchase, restricted stock, stock option, stock appreciation rights or stock based plan) (collectively, the "Company Compensation and Benefit Plans") is listed in Paragraph 3.13 of the Sellers Disclosure Schedule and each Company Compensation and Benefit Plan that has received a favorable opinion letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified. True and complete copies of all Company Compensation and Benefit Plans, including, but not limited to, any trust agreement, insurance contract and, with respect to any employee stock ownership plan, loan agreement, forming a part of any Company Compensation and Benefit Plans, and all amendments thereto, have been made available to the Purchaser.

                  (b) All Company Compensation and Benefit Plans, other than "multi-employer plans" within the meaning of Section 3(37) of ERISA (each, a "Multiemployer Plan"), are in substantial compliance with ERISA, the Code and other applicable laws. Each Company Compensation and Benefit Plan that is subject to ERISA (the "ERISA Plans") that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Company Pension Plan") and that is intended to be qualified under Section 401(a) of the Code (other than the Company's 401(k) Plan) has received a favorable determination letter from the IRS covering all tax law changes prior to the Economic Growth and Tax Relief

Reconciliation Act of 2001 or has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under
Section 401(b) of the Code, and neither the Company nor any of the Sellers is aware of any circumstances likely to result in the loss of the qualification of such plan under Section 401(a) of the Code. Any voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code that provides benefits under a Company. Compensation and Benefit Plan has (i) received an opinion letter from the IRS recognizing its exempt status under Section 501(c)(9) of the Code and (ii) filed a timely notice with the IRS pursuant to
Section 505(c) of the Code, and neither the Company nor any of the Sellers is aware of circumstances likely to result in the loss of such exempt status under
Section 501(c)(9) of the Code. There is no pending or, to the knowledge of the Company or any of the Sellers, threatened material litigation relating to the Company Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired, could subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

                  (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity that is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30 day reporting requirement has not been waived or extended, other than pursuant to Pension Benefit Guaranty Corporation Reg. Section 4043.66, has been required to be filed for any Company Pension Plan or by any ERISA Affiliate since July 1, 2002.

                  (d) All contributions required to be made under the terms of any Company Compensation and Benefit Plan have been timely made or have been reflected on the Balance Sheet. Neither any Company

Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate of the Company has an outstanding funding waiver. It is not reasonably anticipated that required minimum contributions to any Company Pension Plan under Section 412 of the Code will be materially increased by application of Section 412(l) of the Code. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of an ERISA Affiliate of the Company pursuant to Section 401(a)(29) of the Code.

                  (e) Under each Company Pension Plan that is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Company Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Company Pension Plan, and there has been no material change in the financial condition of such Company Pension Plan since the last day of the most recent plan year.

                  (f) The Company's 401(k) Plan is identical (except for sponsor identifying information) to the First Mercantile Trust Company plan that has received a favorable IRS opinion letter dated August 7, 2001, a copy of which has been provided to the Purchaser (the "First Mercantile Opinion Letter"), and the Company has chosen only the options permitted by that plan. The Company has followed the terms of the plan and is entitled to rely on the First Mercantile Opinion Letter for the purposes of qualification.

                  (g) Except as required by Consolidated Omnibus Budget Reconciliation Act of 1985, neither the Company nor any of its Subsidiaries have any obligations for retiree health and life benefits under any ERISA Plan except as set forth in Paragraph 3.13(g) of the Sellers Disclosure Schedule. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder other than in respect of claims incurred prior to such amendment or termination.

                  (h) Except as set forth in Paragraph 3.13(h) of the Sellers Disclosure Schedule, there has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Compensation and Benefit Plan that would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. Except as set forth in Paragraph 3.13(h) of Sellers Disclosure Schedule, neither the execution of this Agreement, stockholder approval of this Agreement nor the consummation of transactions contemplated by this Agreement will (v) entitle any employees of the Company or its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (w) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company Compensation and Benefit Plans, (x) limit or restrict the right of the Company or any of its Subsidiaries, or, after the consummation of the transactions contemplated by this Agreement, the Purchaser, to merge, amend or terminate any of the Company Compensation and Benefit Plans, or (y) cause the Company or any of its Subsidiaries, or, after the consummation of the transactions contemplated by this Agreement, the Purchaser, to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award.

                  (i) Neither the Company nor any of its Subsidiaries has any liability or obligation with respect to any plan, agreement or arrangement of the Company or any of its Affiliates providing equity-based awards to Employees or current or former directors, consultants or independent contractors of the Company.

                  SECTION 3.14 Labor Matters. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act of 1986, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining Contract with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that the Company or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving the Company or any of its Subsidiaries pending or, to the Sellers' or the Company's knowledge, threatened, nor are any of the Sellers or the Company aware of any activity involving the Company's or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity. The consummation of the transactions contemplated by this Agreement will not entitle any third party (including any labor union or labor organization) to any payments under any Contract to which the Company or any Subsidiary of the Company is a party.

                  SECTION 3.15 Taxes. Except as set forth in Paragraph 3.15 of the Sellers Disclosure Schedule, (a) all material Tax Returns that are required to be filed by the Company, any of its Subsidiaries or the Sellers with respect to income attributable to them from the Company or any of its Subsidiaries have been duly and timely filed (including any applicable extensions), (b) all Taxes due with respect to the periods covered by the Tax Returns referred to in clause
(a) have been timely paid, (c) no adjustments or deficiencies relating to the Tax Returns referred to in clause (a) have been proposed, asserted or assessed by any taxing authority, (d) to the knowledge of the Sellers and the Company, there are no pending or threatened actions or proceedings for the assessment or collection of Taxes against the Company, against its Subsidiaries or against the Sellers with respect to any consolidated, combined unitary or affiliated group that includes the Company or any of its Subsidiaries, (e) each adjustment, deficiency, action or proceeding set forth in Paragraph 3.15 of the Sellers Disclosure Schedule is being contested or handled in good faith and reserved for on the Company's and its relevant Subsidiary's financial statements in accordance with GAAP, (f) there are no outstanding waivers or agreements extending the applicable statute of limitations for any period with respect to any Taxes of the Company or any of its Subsidiaries, (g) there are no tax sharing Contracts to which the Company or any of its Subsidiaries is a party,
(h) no powers of attorney with respect to Taxes granted by the Company or any of its Subsidiaries are in effect,, (i) during the last three years, none of the Company or any of its Subsidiaries has been a party to a transaction to which
Section 355 of the Code applied, (j) none of the Company or any of its Subsidiaries is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with the IRS or any other taxing authority, (k) none of the property of the Company or any of its Subsidiaries is "safe harbor lease property" within the meaning of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended through 1984, (l) the Company and each of its Subsidiaries are in compliance with the Code and foreign state and local law relative to obtaining from all Persons to whom it makes payments all taxpayer certifications (including executed IRS Forms W-8, and W-9 as applicable), (m) the Company and each of its Subsidiaries have complied with all withholding and information reporting obligations imposed by the Code or any applicable foreign, state or local law, except where the failure to comply would not have a Material Adverse Effect, (n) the Company and each of its Subsidiaries have recorded in the processing system any B Notice or C Notice received in connection with any payee, except where the failure to record would not have a Material Adverse Effect, (o) the Company and each of its Subsidiaries have timely sent or will timely send to all obligors on loans filed with the IRS and any state and local taxing authority all reports on Form 1098 and all similar reports required to be sent or filed by or in respect of interest and points received by or in respect of the Company or its Subsidiaries on or prior to the Closing Date, except where the failure to timely send would not have a Material Adverse Effect (p) to the knowledge of the Sellers and the Company, none of the Company or any of its Subsidiaries has entered into any "reportable transactions", as defined in Section 1.6011-4(b)(1) of the United States Treasury Regulations, and (q) no Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

                  SECTION 3.16 Brokers. Except for Phoenix Capital Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers, the Company or any Company Subsidiary. The Sellers are solely responsible for the fees and expenses of Phoenix Capital Inc.

                  SECTION 3.17 Representations Regarding the Mortgage Banking Business. Except as set forth in Paragraph 3.17 of the Sellers Disclosure Schedule and except for breaches of the following representations and warranties which, individually or in the aggregate, could not have a Material Adverse
Effect:

                  (a) Mortgage Banking Licenses and Qualifications. (i) the Company and, to the extent required, each Subsidiary of the Company and each branch of the Company or of any Subsidiary, is qualified (A) by the FHA as a mortgagee for FHA loans (including FHA loans secured by real property other than 1-4 family residences) and as a mortgagee with direct endorsement authority with respect to loans secured by both 1-4 family residences and multi-family residences, (B) by the VA as a lender and servicer for VA loans and (C) by the FNMA and the FHLMC as a seller/servicer of first mortgages to FNMA and FHLMC and by FNMA under the Delegated Underwriting and Servicing Program, (ii) the Company and each of its Subsidiaries has all other certifications, authorizations, licenses, permits and other approvals necessary to conduct its mortgage banking business as currently conducted, and is in good standing under all applicable Federal, state and local laws and regulations thereunder as a mortgage broker, lender and servicer and (iii) as of the date hereof, there is no pending or, to the knowledge of any of the Sellers or the Company, threatened cancellation or reduction of any mortgage sale agreement to which the Company or any of its Subsidiaries is a party and the obligations of the Company and each of its Subsidiaries, as applicable, under each such mortgage sale agreement are being performed by the Company and each of its Subsidiaries, as applicable, in accordance with its terms.

                  (b) Title to Loans; Loan Quality; Pipeline. Except as set forth in Paragraph 3.17(b) of the Sellers Disclosure Schedules, no mortgage loans that are owned are (i) more the 90 days past due with respect to any scheduled payment of principal or interest, (ii) classified as "loss," "doubtful," "substandard," or "special mention" by any Agency, Governmental Entity or Sellers', the Company's or any Company Subsidiary's internal credit review system, or (iii) on a non-accrual status as a result of the Sellers', the Company's or any Company Subsidiaries' loan review procedures. The Company and each of its Subsidiaries is in full compliance with any and all laws and regulations regarding its Pipeline Inventory. A complete and accurate description of the Pipeline Inventory is set forth in Paragraph 3.17(b) of the Sellers Disclosure Schedule.

                  (c) Compliance. Each mortgage loan that is or was held for either the Company's or any of its Subsidiaries' account, whether or not for future sale or delivery (the "Warehouse Loans"), and each mortgage loan that is or was serviced by the Company or any of its Subsidiaries for the account of others (the "Serviced Loans," and, together with the Warehouse Loans, the "Mortgage Loans") was underwritten and originated, and the loan documents and loan files maintained by the Company or any of its Subsidiaries with respect thereto are being maintained by the Company or its Subsidiary, as applicable, in compliance with all applicable federal, state and local laws and regulations and, if applicable, the requirements of the Person acquiring such Mortgage Loan and the requirements of FHA, HUD, VA or the private insurer insuring such Mortgage Loan (if any) in effect and applicable at the time such insurance was obtained. Neither the Company nor any of its Subsidiaries has done or failed to do, or caused to be done or omitted to be done, any act, the effect of which would operate to invalidate, materially impair or be a breach of (i) any approvals of the FHA, VA, FNMA, FHLMC, GNMA or HUD, or of any State or local Governmental Entity (except that the Company has voluntarily terminated its GNMA issuer and servicer status), (ii) any FHA insurance or commitment of the FHA to insure,
         (iii) any VA guarantee or commitment of the VA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, (vii) any flood insurance policy, (viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, GNMA, FNMA, FHA, FHLMC, VA or private mortgage insurer, (ix) any surety or guaranty agreement, (x) the rights of the Company or any of its Subsidiaries under any agreement pursuant to which the Company or any of its Subsidiaries has serviced loans for any Investor (the "Mortgage Servicing Agreements") or (xi) any agreement pursuant to which the Company or any Company Subsidiary sold Mortgage Loans to an Investor. No Agency, Investor, Governmental Entity, or private mortgage insurer has (i) claimed that the Company or any of its Subsidiaries has violated or has not complied on a recurring basis with the applicable compliance or underwriting standards with respect to Mortgage Loans sold by the Company or any of its Subsidiaries to an Investor, (ii) claimed that the Company or any of its Subsidiaries has violated or not complied with any law or regulation, (iii) imposed restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (iv) claimed a breach of any Contract pursuant to which the Company or any Company Subsidiary sold Mortgage Loans to an Investor. Neither the Company nor any of its Subsidiaries makes credit decisions on loans or disburses the proceeds of loans in such a manner as to cause any of its offices to be potentially deemed branches of any insured depository institution parent of the Company and its Subsidiaries.

                  (d) Application of Funds. All monies received with respect to each Mortgage Loan have been properly accounted for and applied.

                  (e) Loan Disbursement. At closing, all of the Mortgage Loans were fully disbursed in accordance with applicable law and regulations.

                  (f) Payoff Statements. All payoff and assumption statements with respect to each Mortgage Loan were, at the time provided, complete and accurate in all material respects.

                  (g) Escrow Accounts. Unless otherwise prohibited by law or an executed escrow waiver, the Company and each of its Subsidiaries has collected all escrows related to the Mortgage Loans, and all escrow accounts have been maintained by the Company and each of its Subsidiaries, as applicable, and, to the Sellers' and the Company's knowledge, all Prior Servicers in accordance, in all material respects, with all applicable laws, rules, regulations and requirements of Investors, insurers and Governmental Entities (including without limitation the Federal government, states and subdivisions thereof), and in accordance with the applicable Mortgage Servicing Agreements. The Company and each of its Subsidiaries has credited to the account of mortgagors all interest required to be paid on any escrow account in accordance with applicable law and the terms of such agreements and loan documents.

                  (h) Single Family Loans. All of the Mortgage Loans were secured by one-to-four-family residential real property or, to the extent that a Mortgage Loan was secured by property other than a one-to-four-family residential property, such Mortgage Loan was not a Warehouse Loan and has not been sold to any Person where the Company or any of its Subsidiaries could have any recourse obligation.

                  (i) ARM Adjustments. With respect to each Mortgage Loan for which the interest rate was not fixed for the term of the loan, the Company and each of its Subsidiaries has, since the date it commenced servicing such loan and, to the best of the Sellers' and the Company's knowledge, all Prior Servicers have (i) properly and accurately entered into its system all data required to service such Mortgage Loan in accordance with all applicable laws and regulations, (ii) properly and accurately adjusted the interest rate on each interest adjustment date,
         (iii) properly and accurately adjusted the monthly payment on each payment adjustment date, (iv) properly and accurately calculated the amortization of principal and interest on each payment adjustment date, in each case in compliance with all applicable laws, and (v) executed and delivered any and all necessary notices required under, and in a form that complies with, all applicable laws, rules and regulations and the terms of the related mortgage documents regarding the interest rate and payment adjustments.

                  (j) Pools. None of the Mortgage Loans is or has been included by Sellers, the Company or any of the Affiliates of either in, any pool or securitization. Neither the Company nor any of its Subsidiaries has sponsored or established any special purpose vehicle or entity that would be required to be consolidated with the Company or a Company Subsidiary pursuant to Interpretation No. 46 of the Financial Accounting Standards Board.

                  (k) Mortgage Insurance. Except as set forth in Paragraph 3.17(k) of the Sellers Disclosure Schedule, each Mortgage Loan that is required to be covered by FHA insurance is insured under the National Housing Act or qualifies for insurance thereunder and timely and proper application has been made for such insurance. Each Mortgage Loan that is required to be guaranteed by the VA is guaranteed under the provisions of Chapter 37 of Title 38 of the United States Code or qualifies for such guarantee and timely and proper application has been made for such guarantee. As to each FHA insurance certificate, each VA guarantee certificate, and each Mortgage Loan that is required to be insured by private mortgage insurance, the Company and each of its Subsidiaries, as applicable, has complied with applicable provisions of the insurance or guarantee contract and Federal statutes and regulations.

                  (l) Taxes and Insurance. Each Mortgage Loan has been covered by a policy of hazard insurance and flood insurance, to the extent required by the Mortgage Servicing Agreements or loan purchase agreement relating thereto or any laws, rules, regulations or investor or insurer requirements applicable to such Mortgage Loan, all in a form usual and customary in the industry, and all amounts due and payable under each policy have been paid prior to the date such payments were due; and all Taxes, assessments, ground rents or other applicable charges or fees due and payable as to each Mortgage Loan have been paid prior to the date such payments were due. Any and all claims under such insurance policies have been submitted and processed in accordance with the applicable Investor's requirements.

                  (m) Title Insurance. To the extent required by the applicable Investor, each Mortgage Loan was covered by an American Land Title Association lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to the relevant Investor, and each such title insurance policy was issued by a title insurer acceptable to the applicable Investor and qualified to do business in the jurisdiction where the collateral securing such loan was located, and insured the originator and its successors and assigns as to the first priority lien of the mortgage in the original principal amount of the Mortgage Loan. The applicable Investor, as assignee of the originator's rights, is an insured of such lender's title insurance policy, and such lender's policy is in full force and effect. Neither the Company, any of its Subsidiaries nor, to the best of the Sellers' or the Company's knowledge, any Prior Servicer has performed any act or omission that would impair the coverage of such lender's policy.

                  (n) Audits and Inquiries. Paragraph 3.17(n) of the Sellers Disclosure Schedule contains a true and correct list of all of the audits, investigations, complaints and inquiries of the Company and each of its Subsidiaries by an Agency, a Governmental Entity, an Investor, or a private mortgage insurer commenced since January 1, 2000, Except for customary ongoing quality control reviews and except as disclosed in Paragraph 3.17(n) of the Sellers Disclosure Schedule, no audit or investigation is pending or, to the knowledge of the Sellers or the Company, threatened that could result in

                           (i) a claim of a material failure to comply with
                  applicable regulations,

                           (ii) a repurchase of Mortgage Loans by the Company or
                  any of its Subsidiaries,

                           (iii) indemnification by the Company or any of its
                  Subsidiaries in connection with Mortgage Loans,

                           (iv) rescission of any insurance or guaranty contract
                  or agreement,

                           (v) payment of a penalty to any Agency, an Investor
                  or a private mortgage insurer; or

                           (vi) revocation of any license or authority,
                  including authority to do business.

         The Sellers have made available to the Purchaser true, complete and correct copies of all written reports and materials received in connection with such audits, investigations, complaints and inquiries.

                  (o) Activities of the Company. Neither the Company nor any of its Subsidiaries issues or has issued mortgage backed securities. The Company's Servicing Business is limited to FNMA servicing.

                  SECTION 3.18 Transactions with Affiliates. Except as set forth in Paragraph 3.18 of the Sellers Disclosure Schedule, all transactions between or among (i) the Company or any of its Subsidiaries and (ii) any of their respective Affiliates or any Company Related Person have been conducted on terms and conditions substantially the same, or no less favorable to the Company or any of its Subsidiaries, as comparable transactions with a Person that is not an Affiliate of the Company or its Subsidiaries or that would be offered to such a Person for such a comparable transaction. All Contracts and material business arrangements and transactions that have occurred or existed since January 1, 1998, including a description of the nature of the services provided and the charge therefor if not provided pursuant to a written Contract between or among the Company or any of its Subsidiaries and any of their respective Affiliates or any Company Related Person, are set forth in Paragraph 3.18 of the Sellers Disclosure Schedule, and true and complete copies of all such Contracts and all amendments thereto have been made available to Purchaser.

                  SECTION 3.19 Servicing Business Removal. Prior to the date hereof, the Company and its Subsidiaries have entered into the Servicing Business Agreement and the Subservicing Agreement to transfer the Servicing Business prior to the Closing by selling to Sterling all of the assets of the Company or its Subsidiaries that relate solely, and all liabilities of the Company or its Subsidiaries that relate, to its business as a servicer or master servicer of mortgage loans for the account of others. The Servicing Business Agreement and the Subservicing Agreement provide to the fullest extent permitted by law for no liability or recourse for damages against Purchaser or its Affiliates, including after the Closing the Company and each of its Subsidiaries, in any way. The Servicing Business Agreement and the Subservicing Agreement are attached hereto as Exhibit 3.19(a) and 3.19(b) respectively.

                  SECTION 3.20 Disclosure. No representation or warranty of Sellers contained in this Agreement, or the exhibits and schedules hereto, or in any certificate delivered to the Purchaser in connection with this Agreement or the transactions contemplated hereby, contains or will contain any untrue statement of material fact. To the Company's and the Sellers' knowledge, none of the documents furnished to the Purchaser in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of material fact in light of the circumstances under which such documents have been furnished.

                  SECTION 3.21 Intellectual Property.

                  (a) Schedule 3.21(a) sets forth a true and complete list of all (i) material and/or Registered Intellectual Property owned by the Company and each of its Subsidiaries, indicating for each Registered item the registration or application number and the applicable filing jurisdiction (collectively, the "Scheduled Intellectual Property") and (ii) Intellectual Property Contracts (other than commercial "off-the-shelf" or "shrink-wrap" software). The Company or its Subsidiary, as applicable, exclusively owns (beneficially and of record where applicable) all Scheduled Intellectual Property, free and clear of all Encumbrances other than Permitted Encumbrances. The Scheduled Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company's or its Subsidiaries' use thereof or its rights thereto. The Company and each of its Subsidiaries has sufficient rights to use all Intellectual Property used in its business as currently conducted and to be used in its business as proposed to be conducted, all of which rights shall survive unchanged the consummation of the transactions contemplated by this Agreement. There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted or threatened concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property as concerns the Company or any of its Subsidiaries or the Scheduled Intellectual Property or Licensed Intellectual Property. To the Company's or the Sellers' knowledge, no valid basis for any such litigation, opposition, cancellation, proceeding, objection or claim exists. To the Company's or the Sellers' knowledge, no Person is violating any Scheduled Intellectual Property right or other Intellectual Property right that the Company or any of its Subsidiaries holds exclusively.

                  (b) The Company and each of its Subsidiaries has taken all reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets that are owned, used or held by the Company or any of its Subsidiaries, and to the Company's and the Sellers' knowledge, such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure and/or license agreements and those agreements have not been breached. To the Company's and the Sellers' knowledge, none of the Company's or any of its Subsidiaries' current employees has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company or any of its Subsidiaries in the furtherance of its business, which patents or applications have not been assigned to the Company or its Subsidiaries. To the Company's and the Sellers' knowledge, the Company's and its Subsidiaries' employees' performance of their employment activities does not violate any third party's Intellectual Property rights or any such employee's contractual obligations to any third person.

                  (c) Each Intellectual Property Contract is legal, valid, binding and enforceable against the other party, and is in full force and effect, subject to applicable bankruptcy and insolvency laws and general principles of equity, and will continue to be so immediately following the consummation of the transactions contemplated by this Agreement. No claim has been threatened or asserted that the Company or any of its Subsidiaries or, to the Company's or the Sellers' knowledge another Person, has breached any Intellectual Property Contract. There exists no event, condition or occurrence that, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company or any of its Subsidiaries or, to the Company's or the Sellers' knowledge, another Person under any Intellectual Property Contract. No party to any Intellectual Property Contract has given the Company or any of its Subsidiaries notice of its intention to cancel, terminate, change the scope of rights under, or fail to renew any Intellectual Property Contract. Neither the Company nor any of its Subsidiaries, nor to the Company's or the Sellers' knowledge any other party to any Intellectual Property Contract, has repudiated in writing any material provision thereof. To the extent that Licensed Intellectual Property is sublicensed to the Company or any of its Subsidiaries by a third Person, the Company's or its Subsidiary's sublicensed rights shall continue in full force and effect even if the principal third Person license terminates for any reason. Consummation of the transactions contemplated by this Agreement will not place the Company or any of its Subsidiaries in breach or default of any Intellectual Property Contract, or trigger any modification, termination or acceleration thereunder, or effect any license under or Encumbrance on Intellectual Property owned or held by the Purchaser immediately prior to the Closing Date. To the Company's and the Sellers' knowledge, the Licensed Intellectual Property is valid, subsisting and enforceable and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company's or any of its Subsidiaries use thereof or its rights thereto.

                  (d) The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and each of its Subsidiaries in connection with its business, and have not materially malfunctioned or failed within the past three (3) years. To the knowledge of Sellers and the Company, the IT Assets do not contain any "time bombs," "Trojan horses," "back doors," "trap doors," "worms," viruses, bugs, faults or other devices or effects that (A) enable or assist any Person to access without authorization the IT Assets, or (B) otherwise significantly adversely affect the functionality of the IT Assets, except as disclosed in its documentation. To the Company's and the Sellers' knowledge, no Person has gained unauthorized access to the IT Assets. The Company and each of its Subsidiaries has implemented reasonable backup and disaster recover technology consistent with industry practices. To the Company's and the Sellers' knowledge, none of the IT Assets contains any shareware, open source code, or other software the use of which requires disclosure or licensing of Intellectual Property.

                  SECTION 3.22 Books and Records. The books and records of the Company and each of its Subsidiaries have been properly and accurately maintained, and there are no material inaccuracies or discrepancies contained or reflected therein.

                  SECTION 3.23 Accounting Controls. Each of the Company and each of its Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the Sellers, that (i) all material transactions are executed in accordance with management's general or specific authorization; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied with respect to any criteria applicable to such statements, (iii) access to the material property and assets of the Company and each of its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

                  SECTION 3.24 Insurance Issued by the Insurance Subsidiary. Except as set forth in Paragraph 3.24 of the Sellers Disclosure Schedule:

                  (a) All benefits claimed by any Person under any insurance Contract issued by any Insurance Subsidiary have in all material respects been paid (or provision for payment thereof has been made) in accordance with the terms of the Contracts under which they arose, such payments were not materially delinquent and were paid (or will be paid) without fines or penalties; and

                  (b) the underwriting standards utilized and ratings applied by each Insurance Subsidiary with respect to insurance Contracts outstanding as of the date hereof have been previously disclosed to the Purchaser and conform in all material respects to industry accepted practices and, with respect to any such Contract reinsured in whole or in part, conform in all material respects to the standards and ratings required pursuant to the terms of the related reinsurance, coinsurance or other similar Contracts.

                  SECTION 3.25 Reinsurance and Coinsurance. Paragraph 3.25 of the Sellers Disclosure Schedule contains a true and complete list of all reinsurance or coinsurance treaties or agreements, including retrocessional agreements, to which the Insurance Subsidiary is a party or under which the Insurance Subsidiary has any existing rights, obligations or liabilities. All such treaties or agreements as set forth in such Paragraph 3.25 of the Sellers Disclosure Schedule are in full force and effect. Except as set forth in Paragraph 3.25 of the Sellers Disclosure Schedule, to the knowledge of Sellers and the Company, no party to a reinsurance or coinsurance treaty or agreement to which the Insurance Subsidiary is a party is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement. Except as set forth in Paragraph 3.25 of the Sellers Disclosure Schedule, to the knowledge of Sellers and the Company, there is no reason to believe that the financial condition of any other party to any such agreement is impaired such that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement, and all amounts recoverable under reinsurance, coinsurance or other similar Contracts to which the Insurance Subsidiary is a party (including, but not limited to, amounts based on paid and unpaid losses) are fully collectible. The Insurance Subsidiary is entitled to take full credit in its Statutory Statements pursuant to applicable laws for all reinsurance and coinsurance ceded pursuant to any reinsurance or coinsurance treaty or agreement to which such Insurance Subsidiary is party. Except as set forth in Paragraph 3.25 of the Sellers Disclosure Schedule, no insurer or reinsurer or group of affiliated insurers or reinsurers accounted for the direction to the Insurance Subsidiary or the ceding by the Insurance Subsidiary of insurance or reinsurance business in an aggregate amount equal to two percent or more of the consolidated gross premium income of the Insurance Subsidiary for the year ended December 31, 2002.

                  SECTION 3.26 Security Deposits. Paragraph 3.26 of the Sellers Disclosure Schedule sets forth a true and complete list of all securities and amounts deposited by the Insurance Subsidiary with state insurance departments and other Governmental Entities.

                  SECTION 3.27 Certain Policies. Paragraph 3.27 of the Sellers Disclosure Schedule sets forth a brief description of all insurance policies or reinsurance contracts written by or ceded to the Insurance Subsidiary with respect to any insured currently or formerly involved in the manufacture, processing or distribution of asbestos, tobacco, biomedical or other products, or to the knowledge of Sellers or the Company, in research, development or providing technical advice or information with respect to the manufacture of any such products, including the name of the insured, the policy period and the policy limits. No notices have been received by any of the Sellers, the Company or the Insurance Subsidiary of claims made by the insured under any of such policies. Except as set forth in Paragraph 3.27 of the Sellers Disclosure Schedule, each such policy for each insured contains a product liability exclusion, in the form set forth on Paragraph 3.27 of the Sellers Disclosure Schedule, for each policy year.

                  SECTION 3.28 Actuarial Reports. The Sellers or the Company have delivered to the Purchaser a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to the Insurance Subsidiary in the last twelve (12 months], and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). To the knowledge of Sellers and the Company, the information and data furnished by the Company or the Insurance Subsidiary to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects. Furthermore, each Company Actuarial Analysis was based upon an accurate inventory of policies and contracts in force for the Insurance Subsidiary at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

                  SECTION 3.29 Reserves. The reserves for payment of benefits, losses, claims, expenses and similar purposes (including claims litigation) under all presently issued insurance policies and reinsurance contracts and other material liabilities of the Insurance Subsidiary reflected in, or included with, the Statutory Statements or the Company Financial Statements were determined in accordance with presently accepted prudent industry standards consistently applied, are computed on the basis of generally accepted actuarial standards consistently applied throughout the specified period and the immediately prior period, actuarial assumptions that were in accordance with or more conservative than those called for in relevant policy and contract provisions, are fairly stated in accordance with sound actuarial and statutory accounting principles and are in compliance with the requirements of applicable laws. Such reserves and liabilities were adequate in the aggregate to cover the total amount of all reasonably anticipated liabilities of the Insurance Subsidiary under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such Statutory Statements and Company Financial Statements. The admitted assets of the Insurance Subsidiary as determined under applicable laws are in an amount at least equal to the minimum amounts required by applicable laws. In addition, Sellers or the Company have delivered to the Purchaser copies of all work papers used as the basis for establishing the reserves for the Insurance Subsidiary at December 31, 2002.

                  SECTION 3.30 Risk-Based Capital; Insurance Regulatory Information System Ratios. The Sellers have delivered to the Purchaser true and complete copies of all analyses, reports and other data prepared by the Company or the Insurance Subsidiary or submitted by the Company or the Insurance Subsidiary to any insurance regulatory authority or other Governmental Entity relating to risk-based capital calculations or Insurance Regulatory Information System ratios.

                  SECTION 3.31 Retentions. Paragraph 3.31 of the Sellers Disclosure Schedule sets forth a true and complete list on a per risk and aggregate basis of the maximum underlying retentions (net of all reinsurance maintained) on all insurance policies and reinsurance contracts written by the Insurance Subsidiary since December 31, 2001.

                  SECTION 3.32 Pools and Fronting Arrangements; Service Agreements. Paragraph 3.32 of the Sellers Disclosure Schedule sets forth a true and complete list of all pools and fronting arrangements and agreements providing for insurance services to which the Insurance Subsidiary has been a party since December 31, 2001. Except as set forth on Paragraph 3.32 of the Sellers Disclosure Schedule, such arrangements may be terminated at Purchaser's option on the Closing Date without the payment of a penalty.

                  SECTION 3.33 Employment Agreements. Except as disclosed in Paragraph 3.33 of the Sellers Disclosure Schedules, none of the Sellers has any employment, consulting or other agreements with any directors, officers, employees or consultants of the Company or any of its Subsidiaries. The board of directors of the Company has unanimously approved the execution and delivery by the Company of the Employment Agreements, and such approval satisfies the requirement of the Company's Bylaws for unanimous board of directors' approval of any amendment to any employment agreements between the Company and the Executives.

                  SECTION 3.34 Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the Company's own account, or for the account of one or more of the Company Subsidiaries, or their customers, were entered into in accordance with all applicable laws, rules, regulations and regulatory policies; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles) and each is in full force and effect. Neither the Company nor any Company Subsidiary, nor to Sellers' or the Company's knowledge any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

                  SECTION 3.35 Insurance Subsidiary Loans. None of the Sellers, the Company, the Insurance Subsidiary or the Company Subsidiaries has been notified or has reason to believe that any of the loans covered and reinsured by the Insurance Subsidiary have or are likely to experience Losses that, in the aggregate, will exceed the first layer of risk reinsured by the Insurance Subsidiary (above which layer the Insurance Subsidiary would be responsible for Losses).

                  SECTION 3.36 Disclaimer of Additional and Implied Warranties. The Sellers are making no representations or warranties whatsoever, express or implied, except as specifically set forth in this Agreement.

                                   ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Sellers as follows:

                  SECTION 4.01 Organization, Authority and Qualification of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Illinois, and has all necessary power and authority to enter into this Agreement, carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser and no other corporate proceeding on the part of the Purchaser is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and (assuming due authorization, execution and delivery by each of the Sellers) constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general equity principles.

                  SECTION 4.02 No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 4.03 have been obtained and all filings and notifications listed in Section 4.03 have been made, and except as may result from any facts or circumstances relating solely to the Sellers, the execution, delivery and performance of this Agreement by the Purchaser do not and will not (i) violate or conflict with the charter or bylaws of the Purchaser, (ii) except for violations which individually or in the aggregate could not reasonably be expected to materially hinder or impair the Purchaser from performing any of its obligations under this Agreement, conflict with or violate any agreement or instrument binding upon the Purchaser or its assets and (iii) except for violations which individually or in the aggregate could not reasonably be expected to materially hinder or impair the Purchaser from performing any of its obligations under this Agreement, conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchaser.

                  SECTION 4.03 Consents and Approvals. The execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser will not, require any consent, approval, authorization or other action by, or filing with, submission, application or notification to, any Governmental Entity, except (i) as described in Paragraph
3.06 of the Sellers Disclosure Schedule, (ii) the notification requirements of the HSR Act, (iii) approval of the Canadian Office of the Superintendent of Financial Institutions ("OSFI"), (iv) approval of the North Carolina Commissioner of Banks; (v) approval of the Insurance Department of the Vermont Department of Banking, Insurance, Securities and Healthcare Administration as to the change of control of a domestic insurer (vi) pursuant to requirements of the FNMA, the FHLMC, the GNMA, HUD, the FHA and the VA and (vii) where failure to obtain such consent, approval, authorization or action, or to make such filing, submission, application or notification, could not reasonably be expected to materially hinder or impair the Purchaser from performing any of its obligations under this Agreement.

                  SECTION 4.04 Litigation. There are no Actions pending or, to the knowledge of the Purchaser, threatened, against the Purchaser, or any of its assets or properties, before any court, arbitrator or administrative, governmental or regulatory authority or body that seek to delay or prevent the consummation of the transactions contemplated hereby or that, individually or in the aggregate, are reasonably likely to adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby. The Purchaser is not subject to any Order that is reasonable likely to adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby. To the knowledge of the Purchaser, as of the date hereof, no event has occurred relating to the Purchaser that could reasonably be expected to give rise to the commencement of any such Action or the issuance of any such Order.

                  SECTION 4.05 Investment Purpose. The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof that would require registration or qualification under any applicable securities laws.

                  SECTION 4.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                  SECTION 4.07 Financing. The Purchaser has available to it sufficient capital resources to enable the Purchaser to pay the Purchase Price in accordance with Article II.

                                   ARTICLE V.

                                    COVENANTS

                  SECTION 5.01 Conduct of Business Prior to the Closing. (a) Except as may otherwise be specified in this Agreement, or except as the Purchaser may otherwise consent to in writing, each of the Sellers agrees that, between the date hereof and the Closing Date, it shall cause the Company and each of its Subsidiaries to:

                  (i) operate its business only in the ordinary course consistent with past practice;

                  (ii) use its commercially reasonable efforts to preserve intact, in all material respects, its business organization, including without limitation its business relationships with the limited partners in the Subsidiaries listed as "Active ABA Subsidiaries" in the attachment to Paragraph 3.04(a) of the Sellers Disclosure Schedule.

                  (iii) maintain its properties in sufficient operating condition and repair to enable it to operate in all material respects its business in the manner in which it is currently operated, except for maintenance required by reason of fire, flood, earthquake or other acts of God; and

                  (iv) use its commercially reasonable efforts to keep available the services of its present officers, employees and agents (as a group).

                  (b) The Sellers agree that, except as may otherwise be specified in this Agreement, or except as the Purchaser may otherwise consent to in writing, between the date hereof and the Closing Date, the Sellers shall not permit the Company or any of its Subsidiaries, and shall cause the Company and each of its Subsidiaries not, to take any action that is intended or may reasonably be expected to (x) result in a breach or violation of any of the representations and warranties contained in this Agreement or (y) cause any condition to closing of the transactions contemplated hereby not to be satisfied, except, in each case, as may be required by law.

                  SECTION 5.02 Access to Information. From the date hereof until the Closing, upon reasonable notice, each of the Sellers shall, and shall cause each of their employees, auditors and agents, and each of the officers, directors, employees, auditors and agents of the Company, to (i) afford the officers, employees and authorized agents and representatives of the Purchaser and its Affiliates reasonable access, during normal business hours, to the offices, properties, books and records of the Company and its Subsidiaries and
(ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser copies of all correspondence between the Company and its Subsidiaries and Agencies or Governmental Entities and such additional financial and operating data and other information regarding the assets, properties, goodwill and business of the Company and its Subsidiaries as the Purchaser may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of any of the Sellers or any of their Affiliates or the Company or its Subsidiaries. Anything to the contrary herein notwithstanding, no investigation conducted by the Purchaser shall limit or affect in any way any of the representations or warranties contained in Article III.

                  SECTION 5.03 Books and Records. The Purchaser agrees that it shall preserve and keep all books and records of the Company prior to the Closing in the Purchaser's possession for a period of at least five years from the Closing Date. During such five-year period, duly authorized representatives of the Sellers shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such books and records for bona fide business purposes; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of the Purchaser or any of its Affiliates (including after the Closing, the Company and its Subsidiaries).

                  SECTION 5.04 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement and applicable law, the Sellers and the Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including such actions or things as the Purchaser or the Sellers, respectively, may reasonably request in order to cause any of the conditions to the Purchaser's or the Sellers' respective obligation to consummate such transactions specified in Article VII of this Agreement to be fully satisfied. Without limiting the foregoing, the Sellers and the Purchaser shall (and shall cause their respective officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide assistance to each other in (i) promptly obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other Person as soon as reasonably practicable; (ii) seeking termination of any waiting period under the HSR Act;
(iii) providing all such information about such party, its Subsidiaries and its officers, directors, partners and Affiliates and making all applications and filings as may be necessary or reasonably required in connection with any of the foregoing; and (iv) in general, consummating and making effective the transactions contemplated hereby; provided, however, that notwithstanding any other terms or provisions of this Agreement, in no event shall any party or its Affiliates be deemed to have any obligation to dispose of any assets or properties or to enter into any agreement with any Person in order to obtain early termination or expiration of the waiting period under the HSR Act or to obtain any other consents, waivers, authorizations or approvals.

                  SECTION 5.05 Notice of Certain Matters; Company Reports. (a) The Sellers shall give prompt written notice to the Purchaser, and the Purchaser shall give prompt written notice to the Sellers, of (i) the occurrence, or failure to occur, of any event, occurrence or failure to occur of which would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure of the Sellers or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and the Sellers and the Purchaser, as the case may be, shall use commercially reasonable efforts to remedy such failure.

                  (b) Unless prohibited by applicable law, the Sellers shall promptly provide the Purchaser with true and complete copies of all Company Reports filed with a Governmental Entity between the date hereof and the Closing Date.

                  SECTION 5.06 No Solicitation. The Sellers shall not, and shall not authorize or permit the Company or any of its Subsidiaries or any of their respective officers, directors, employees, representatives, agents or other Persons controlled by it to, directly or indirectly, (i) encourage or solicit (including by way of furnishing non-public information), or take any other action to facilitate, any inquiry or proposal from any Person (other than Purchaser and its Affiliates and representatives) concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or similar transaction involving the Shares or the Company or any of its Subsidiaries or (ii) entertain, agree to, endorse, or participate in any discussions or negotiations or provide third parties with nonpublic information relating to any such inquiry or proposal. The Sellers agree to notify the Purchaser promptly upon receipt of any such written inquiry or proposal.

                  SECTION 5.07 Noncompetition; Nonsolicitation. (a) For a period of four years from the Closing Date, each of the Sellers agrees not to engage, directly or indirectly, in the residential mortgage banking business in the United States (the "Restricted Business") without the consent of Purchaser; provided, however, that Sellers may originate residential mortgage loans as a part of the general banking business of Sterling in the manner that Sterling has heretofore originated such residential mortgage loans (it being understood and agreed that the Sellers shall not be authorized hereunder to establish any program to originate residential mortgages for the purpose of reselling such mortgages in the secondary mortgage market). Each of the Sellers has reviewed the provision of this Section 5.07 with legal counsel and acknowledge that the Purchaser would be irreparably injured by a violation of this Section, that the provisions of this Section are reasonable and that the Purchaser could not be adequately compensated in damages for any such violation, in light of the sensitivity of the non-public knowledge of the Company and its Subsidiaries that the Sellers possess. Each of the Sellers agree that the Purchaser, in addition to any other remedies available to it for any breach or threatened breach of this Section, shall be entitled to seek a preliminary injunction, temporary restraining order or other equivalent relief restraining Sellers from any such breach or threatened breach.

                  (b) Notwithstanding Section 5.07(a), (i) each of the Sellers may, without the prior consent of the Purchaser, acquire a Person that operates a Restricted Business if Sellers divest, or enter into a definitive agreement to sell or otherwise divest, such portion of such Person's business that is a Restricted Business within six (6) months of such acquisition (even if after the fourth anniversary of the Closing) and (ii)Parent may sell all of its issued and outstanding capital stock to, or enter into a merger or consolidation with, a Person that operates a Restricted Business.

                  (c) For a period of four years from the Closing Date, each of the Sellers agrees not to solicit for employment or hire any employee of the Company or any of its Subsidiaries who is working for the Company or any of its Subsidiaries as of the Closing. The restriction set forth in this Section 5.07(c) shall not apply to the solicitation or hiring of any employee of the Company (i) who contacts the Sellers on his or her own initiative without any direct or indirect solicitation by or encouragement from the Sellers or their representatives, (ii) who contacted the Sellers in response to a general advertisement, (iii) who acts as a secretary, receptionist or administrative assistant or similar clerical capacity (but not including loan processors, underwriters, closers or persons carrying out similar functions) or as to whom Sellers have notified the Purchaser in writing that a Seller or one of its Affiliates intends to solicit or hire such employee who was working for the Company as of the Closing and Purchaser consents to such solicitation or hiring in writing. Each of the Sellers agrees that the Purchaser, in addition to any other remedies available to it for any breach or threatened breach of this Section, shall be entitled to seek a preliminary injunction, temporary restraining order or other equivalent relief restraining Sellers from any such breach or threatened breach.

                  SECTION 5.08 Employee Benefits. (a) Following the Closing, the employees of the Company and its Subsidiaries will be provided employee retirement, welfare and other benefits, fringes, and perquisites that are either at least generally comparable in the aggregate to those provided by the Company or its applicable Subsidiary as of the Closing or generally comparable in the aggregate to those provided by the Purchaser to similarly situated employees of the Purchaser, as elected by the Purchaser in its sole discretion. The Purchaser will cause its employee benefit plans in which such employees are eligible to participate to take into account for purposes of eligibility and vesting thereunder, but not for purposes of benefit accrual, the prior service of such employees with the Company and its Subsidiaries as if such service were with the Purchaser and its Subsidiaries, to the same extent such service was credited under a comparable plan of the Company. Employees of the Company and its Subsidiaries shall not be subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of the Purchaser and its Subsidiaries in which they are eligible to participate. Employees of the Company and its Subsidiaries will retain credit for vacation pay that has been accrued as of the Closing and, for purposes of determining the entitlement of such employees to vacation pay following the Closing, the service of such employees with the Company and its Subsidiaries shall be treated as if such service was with the Purchaser and its Subsidiaries. Nothing herein shall limit the ability of the Purchaser to amend or terminate at any time any of the Company Compensation and Benefit Plans in accordance with their terms. With respect to the matters described in this Section 5.08, the Company and its Subsidiaries will use their commercially reasonable efforts to consult with the Purchaser (and consider in good faith the advice of the Purchaser) prior to sending any broad-based notices or other communication materials of a general nature to employees relating to benefits or compensation to be provided after the Closing.

                  (b) Prior to the Closing, (i) the Company shall take all actions necessary to terminate the Company's 401(k) Plan effective as of the day prior to the Closing Date, including adopting resolutions of the Company Board of Directors and (ii) effective as of the day prior to the Closing Date, the persons serving as trustees (collectively, the "Existing Trustees") shall resign as trustee of the Company's 401(k) Plan and concurrently therewith the Purchaser shall designate a successor trustee to assume the obligations of the Existing Trustees under the Company's 401(k) Plan.

                  (c) Prior to the Closing, the Company shall take, or cause to be taken, all actions necessary to terminate the Company's Deferred Compensation Plan (including fully vesting all participants in their Company contributions subaccounts) effective as of the day prior to the Closing, including obtaining any necessary written consents and adopting resolutions of the Compensation Committee of the Company Board of Directors.

                  SECTION 5.09 Intercompany Accounts. The Sellers shall settle, and cause the Company and its Subsidiaries to settle, at or prior to the Closing, any intercompany accounts between the Company and its Subsidiaries, on the one hand, and the Sellers and their Affiliates (other than the Company and its Subsidiaries), on the other hand, identified by Purchaser.

                  SECTION 5.10 Excluded Business Removal.

                  (a) The Sellers shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transfer of the Servicing Business in accordance with Section 3.19 prior to the Closing. The Sellers agree that neither the Servicing Business Agreement nor the Subservicing Agreement may be amended, nor any provision thereof waived, prior to the Closing without the prior written consent of the Purchaser. The cash proceeds from such sale shall be used (i) to pay down the Warehouse Credit Agreement with Sterling, (ii) to invest in certificates of deposit with a maturity of one month or less at a bank insured by the Federal Deposit Insurance Corporation or (iii) in any other manner approved in writing by the Purchaser; provided, however, that nothing in this sentence shall require the Company to maintain any minimum level of cash on hand.

                  (b) Prior to the Closing, the Sellers shall cause the Company to transfer the interests owned by it or its Subsidiaries in the Excluded Subsidiaries listed as such in paragraph 5.10 of the Sellers Disclosure Schedule to the Seller or its Affiliates such that, to the fullest extent permitted by law, Purchaser and its Affiliates, including after the Closing the Company and its Subsidiaries, will be subject to no liability or recourse with respect to the Excluded Subsidiaries in any way.

                  (c) Prior to the Closing, pursuant to an agreement acceptable to the Purchaser, the Sellers shall cause the Company to transfer its OREO to Sterling at a price equal to the book value of the OREO on the balance sheet of the Company as of June 30, 2003, included in Exhibit 2.04(a).

                  SECTION 5.11 Bank Purchase. Parent agrees to use its commercially reasonable efforts to offer for sale to Purchaser or an Affiliate of Purchaser within one year from the date of this Agreement, a "stripped charter" bank with its home office in the State of Texas. If accepted, the purchase price for such bank shall be equal to the sum of the net tangible book value of such bank plus a $250,000 premium. The other terms of any such purchase and sale shall be as agreed between Parent and Purchaser.

                  SECTION 5.12 Insurance. Sellers agree that in the event of any claims against present and former directors and officers of the Company or its Subsidiaries arising from facts or events that occurred prior to Closing that are eligible for coverage under insurance issued to Sellers or any of their Affiliates, Sellers will use their commercially reasonable efforts to file a claim for any such directors or officers pursuant to such policy or policies.

                  SECTION 5.13 Sellers' Names and Marks. No later than the thirtieth (30th) Business Day following the Closing, the Purchaser shall cause the Company and each of its Subsidiaries to (a) change their legal names to names that do not contain the word "Sterling" or any approximation thereof, and (b) cease to use any and all trademarks, service marks and trade names owned by the Sellers and their Affiliates (other than the Company and its Subsidiaries) (collectively "Sellers' Marks") in all respects, and to replace or remove Sellers' Marks on signage, advertising materials and other materials. The Sellers shall cooperate with the Purchaser (but shall have no obligation to incur out-of-pocket expenses unless the Purchaser agrees to reimburse the Sellers for such expenses) prior to the Closing in order to assist the Purchaser in carrying out its obligations under the immediately preceding sentence within the time frame specified. The Purchaser agrees that the Sellers, in addition to any other remedies available to them for any breach or threatened breach of this Section, shall be entitled to seek a preliminary injunction, temporary restraining order or other equivalent relief restraining the Purchaser from any such breach or threatened breach.

                  SECTION 5.14 Sale of Mortgage Loans. The Company and its Subsidiaries shall continue to sell Mortgage Loans that are originated by the Company or any of its Subsidiaries in the ordinary course consistent with past practice (including, but not limited to, with respect to the quantity of Mortgage Loans sold and the timing of such sales).

                  SECTION 5.15 Legal Services Agreement. The Company shall not amend or terminate the Legal Services Agreement, dated July 16, 2003, between the Company and Harpole & Associates, P.C., without the Purchaser's prior written consent.

                  SECTION 5.16 Assumption of Earnout. From and after the Closing, the Purchaser will cause the Company to fully assume and perform in all respects all of the obligations of Select Capital Mortgage Company, a Washington corporation and Subsidiary of the Company as of the date hereof ("Select"), to Alliance Mortgage, Inc., a Washington corporation ("Alliance"), and its successors and assigns to pay the portion of the deferred and outstanding purchase price owed by Select for the assets of Alliance, represented by that certain Non-Negotiable Promissory Note A-4, dated April 1, 2000 and due on or before March 31, 2004, in the original principal amount of $78,871 (together with any accrued but unpaid interest thereon and other changes thereto).

                  SECTION 5.17 Restructuring. The Purchaser agrees to consider any proposal the Sellers may make to restructure the operations of the Company and its Subsidiaries prior to the Closing, but shall be under no obligation to accept any such proposal.

                                   ARTICLE VI.

                                   TAX MATTERS

                  SECTION 6.01 Section 338(h)(10) and 754 Elections. (a) With respect to the acquisition of the Shares hereunder, if and to the extent requested by the Purchaser in writing, the Sellers and the Purchaser shall jointly make an election or elections under Section 338(h)(10) of the Code and any corresponding elections under state, local and foreign tax laws with respect to the Company and/or any of its Subsidiaries (the "Election"). If such an Election is made, (i) the Sellers and the Purchaser shall, as promptly as practicable following the Closing Date, cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Election in accordance with Section 338(h)(10) of the Code or any successor provisions and the corresponding provisions of state, local and foreign tax laws, (ii) the Sellers and the Purchaser shall report the sale of the Shares pursuant to this Agreement consistent with the Election and shall take no position contrary thereto in any Tax Return, in any discussion with or proceeding before any taxing authority, or otherwise, unless otherwise required by applicable law and (iii) Seller represents and covenants that (A) the Company and each of its Subsidiaries for which an Election is made is and until the Closing Date, will be, a member of a group of corporations which (for the taxable period which ends on the Closing Date) files a consolidated return for United States federal income tax purposes, and (B) will provide the IRS all information with respect to the transactions contemplated by this Agreement that is required by the Code, the United States Treasury Regulations and any similar provision of any applicable state, local or foreign law.

                  (b) Schedule 6.01(b) sets forth the name of each Subsidiary of the Company and its Subsidiaries that is taxed as a partnership for United States federal income tax purposes and whether each such Subsidiary has made an election under Section 754 of the Code or any similar provisions of state, local or foreign tax law (a "Section 754 Election"). If and to the extent requested by the Purchaser in writing after the date hereof, the Sellers shall use their best efforts to cause any Subsidiary of the Company or its Subsidiaries that is taxed as a partnership for United States federal income tax purposes to make a Section 754 Election.

                  (c) If an Election is made, the Purchaser will determine a purchase price and a final allocation of that price among the assets of the Company and its Subsidiaries (the "Company Assets") that are deemed to have been acquired pursuant to Section 338(h)(10) of the Code or state or local law equivalent (the "Final Allocation"). Sellers shall have the right to object to the Final Allocation solely on the grounds that the Final Allocation is not in accordance with the fair market value of the Company Assets or is otherwise inconsistent with Sections 338 and 1060 of the Code, the United States Treasury Regulations promulgated thereunder, or any applicable similar provision of state, local or foreign Tax law. Any such objection shall be delivered to the Purchaser in writing no more than 10 Business Days after the Final Allocation is delivered to the Sellers. If Sellers object, Sellers and the Purchaser shall negotiate in good faith to resolve the objection. If Sellers and the Purchaser cannot resolve such objection within 30 Business Days, the objection shall be referred to an independent accounting firm of international standing mutually acceptable by the Purchaser and the Sellers for prompt resolution. The decision of such accounting firm shall be binding on the Purchaser and the Sellers. The Final Allocation shall be amended to reflect the decision of such accounting firm or the results of any such negotiations.

                  (d) The Sellers and the Purchaser (i) shall be bound by the Final Allocation for purposes of determining any and all consequences with respect to Taxes of the transactions contemplated herein (ii) shall prepare and file all Tax Returns to be filed with any taxing authority in a manner consistent with the Final Allocation and (iii) shall take no position inconsistent with the Final Allocation in any Tax Return, in any discussion with or proceeding before any taxing authority, or otherwise. In the event that the Final Allocation is disputed by any taxing authority and in the event that the applicable statute of limitations has not expired with respect to either the Sellers or the Purchaser, the party receiving notice of such dispute shall promptly notify and consult with the other parties hereto concerning resolution of such dispute, and no such dispute shall be finally settled or compromised without the mutual consent of the Sellers and the Purchaser, which consent shall not be unreasonably withheld.

                  SECTION 6.02 Tax Indemnities. (a) The Sellers shall indemnify the Purchaser, the Company and each of the Company Subsidiaries against all Taxes (including, without limitation, any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Company or any of its Subsidiaries and Taxes resulting from the Company or any of its Subsidiaries ceasing to be a member of a tax group that includes any person other than the Purchaser or its Affiliates) (i) imposed on the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries may otherwise be liable for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date (a "Straddle Period"), the portion of such taxable year or period ending on and including the Closing Date (including, for the avoidance of doubt, any franchise or similar Tax imposed on the Company or any of its Subsidiaries in 2004 which amount may be determined by reference to the taxable income of the Company or any of its Subsidiaries in 2003), (ii) imposed on the Sellers or any Affiliates of the Sellers (other than the Company or any of its Subsidiaries) for any taxable year, and (iii) imposed on the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries may otherwise be liable which are resulting from, attributed to, or caused by the Election made according to Section 6.01(a) of this Agreement or
Section 754 Election made according to Section 6.01(b) of this Agreement.

                  (b) Except as provided in Section 6.02(a), the Purchaser shall indemnify the Sellers against any liability imposed on the Sellers with respect to the Taxes of the Company or any of its Subsidiaries for any taxable year or period that begins on the day after the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period beginning on the day after the Closing Date.

                  (c) To the extent permitted by law or administrative practice, the taxable year of the Company and each of its Subsidiaries shall end on and include the Closing Date. For purposes of Sections 6.02(a) and (b), whenever it is necessary to determine the liability for Taxes of the Company or any of its Subsidiaries for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of the Company or any of its Subsidiaries, as the case may be, for the portion of the year or period ending on, and the portion of the year or period beginning on the day after the Closing Date, shall be determined by assuming that the Company or any of its Subsidiaries, as the case may be, had a taxable year or period that ended at the close of the Closing Date, except that (i) real estate Taxes, or other property or asset-based Taxes (which, for the avoidance of doubt, shall not include any franchise or similar Taxes) and (ii) exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a time basis relative to the Closing Date.

                  SECTION 6.03 Tax Returns and Payments. (a) The Sellers shall prepare and file or cause to be prepared and filed (i) all Tax Returns for the Company and its Subsidiaries for all periods ending on or before the Closing Date and (ii) all Tax Returns due to be filed after the Closing Date with respect to the Company or any of its Subsidiaries that are included on a consolidated, unitary or combined Tax Return that is required to be filed by the Sellers or any of their Affiliates (other than the Company or any of its Subsidiaries) under the Code or any applicable provision of state, local or foreign law (collectively, the "Seller Tax Returns"). Purchaser will prepare and file or cause to be prepared filed all other Tax Returns due to be filed after the Closing Date by or with respect to the Company and any of its Subsidiaries, including Tax Returns for the Straddle Period ("Straddle Returns").

                  (b) No later than 20 Business Days before the due date (including any applicable extensions) of each Seller Tax Return, Sellers shall deliver to the Purchaser a copy of such Seller Tax Return (or, in the case of a consolidated, unitary or combined Seller Tax Return that includes the income or operations of persons other than the Company and its Subsidiaries, a copy of a pro forma Tax Return including the income of the Company and its Subsidiaries) for Purchaser's review. Purchaser will have the right to object to any item on any such Seller Tax Return 5 Business Days of receipt of such Seller Tax Return to the extent the reporting of the item is not consistent with the prior practice of the Company or its relevant Subsidiary, or, in the case of a Seller Tax Return that is due to be filed by the Company or any of its Subsidiaries,
(i) the reporting of the item would materially adversely affect the Purchaser, the Company or any of its Subsidiaries or any of their respective Affiliates in a taxable year or period ending on or after the Closing Date, or (ii) counsel for the Purchaser advises Purchaser that it is not more likely than not that the proposed manner of reporting such item on such Seller Tax Return will be upheld if audited (the "Purchaser Objection"). The Sellers and the Purchaser shall negotiate in good faith to resolve any Purchaser Objection. If the Sellers and the Purchaser cannot fully resolve the Purchaser Objection within 5 Business Days of the date of the Purchaser Objection, the remaining disputed items will be referred to an independent accounting firm of international standing mutually acceptable to the Sellers and the Purchaser for prompt resolution. At least two Business Days before any payment is due, the Sellers shall transfer to Purchaser or such other Person as the Purchaser may direct, any amount shown to be due with respect to any Seller Tax Return that is required to be filed by the Company or any of its Subsidiaries, taking into account any changes that were agreed by the Sellers and Purchaser. Sellers shall amend any pro forma Tax Return and the reporting of the requisite item on any other Tax Return required to be prepared by Sellers pursuant to Section 6.03(a) to reflect any change that was agreed by the Sellers and Purchaser or made by the independent accounting firm.

                  (c) The Purchaser will prepare and file or cause to be prepared and filed all other Tax Returns not described in Section 6.03(a) or (b) that are due to be filed after the Closing Date by or with respect to the Company and any of its Subsidiaries, including Tax Returns for the Straddle Period ("Straddle Returns"). The Purchaser shall (i) notify the Sellers of any Taxes for which any Seller is responsible pursuant to Section 6.02(a) that would be reflected on a pro forma Straddle Return reflecting the Taxes for which the Seller is responsible pursuant to Section 6.02(a) and that were not already paid by the Sellers, the Company or any of the Company Subsidiaries prior to the Closing Date, and (ii) promptly provide the Sellers such pro forma Straddle Return. The Sellers will have the right to object to any item on any pro forma income, franchise or similar Straddle Return within 5 Business Days of receipt of such Straddle Return to the extent that the reporting of the item (i)(A) is not consistent with the prior practice of the Company or its relevant Subsidiary and such in compliance with applicable Tax law, and (B) such prior practice was in accordance with the applicable Tax law and would not materially adversely affect the Purchaser, the Company or any of its Subsidiaries or any of their respective Affiliates in a taxable year or period ending on or after the Closing Date or (ii) counsel for the Sellers advises Sellers that it is not more likely than not that the proposed manner of reporting such item on such Straddle Return will be upheld if audited (the "Seller Objection"). The Sellers and the Purchaser shall negotiate in good faith to resolve any Seller Objection. If the Sellers and the Purchaser cannot fully resolve such Seller Objection within 5 Business Days of the date of the Seller Objection, the remaining disputed items will be referred to an independent accounting firm of international standing mutually acceptable to the Sellers and the Purchaser for prompt resolution. The Sellers shall remit to the Purchaser (or any Person directed by Purchaser) the amount that Seller owes or is deemed to owe pursuant to the procedures contained in this Section 6.03(c) no later than 5 Business Days after receipt of such notice, or if there is a Seller Objection, no later than the earlier of (i) 5 Business Days after the resolution of such Seller Objection or (ii) two Business Days before the due date for the relevant Tax Return. The Purchaser shall amend any Straddle Return to reflect any change that was agreed by the Sellers and Purchaser or made by the independent accounting firm, and within 2 Business Days, refund any excess amount that such accounting firm determines is due to the Sellers.

                  SECTION 6.04 Refunds. Any net refunds received by the Company or any of its Subsidiaries, or any successor to the foregoing, of Taxes for which the Sellers are liable under Section 6.02 shall be for the account of the Sellers. The Purchaser shall, at the reasonable request of the Sellers, cause the Company or its relevant Subsidiary to file for and obtain any refunds to which the Sellers are entitled under this Section 6.04 unless (i) claiming the refund would adversely affect the Purchaser, the Company or any of its Subsidiaries or any of their respective Affiliates in a taxable year or period ending on or after the Closing Date or (ii) counsel for the Purchaser advises in writing that it is not more likely that not that the full amount of such refund would be sustained, if subject to audit. The Sellers shall reimburse the Purchaser, the Company and its Subsidiaries for all of their expenses in connection therewith. In the event that any refund of Taxes for which payment has been made pursuant to this paragraph is subsequently reduced or disallowed, the Sellers shall indemnify and hold harmless the Purchaser, the Company and its Subsidiaries for any Tax liability, including interest and penalties, assessed against such payor by reason of the reduction or disallowance.

                  SECTION 6.05 Contests. (a) Notification of Contests. Each of the Purchaser, on the one hand, and the Sellers, on the other hand (the "Recipient"), shall notify the other party in writing within 30 days of receipt by the Recipient of written notice of any pending or threatened audits, adjustments or assessments (a "Tax Audit") that may affect the liability for Taxes of such other party.

                  (b) Which Party Controls. (i) The Sellers shall have the right to represent the Company and its Subsidiaries' interests in any tax audit or administrative or court proceeding relating to taxable years or periods ending on or before the Closing Date that include the income or operations of the Company and its Subsidiaries, and to employ counsel of its choice at its expense. The Purchaser shall be entitled to participate in the portion of any such audit or proceeding relating to the income or operations of the Company or its Subsidiaries (a "Pre-Closing Company Tax Audit") and employ counsel of its choice at its own expense. The Sellers shall keep the Purchaser informed of the status of material changes in the Pre-Closing Company Tax Audit, and shall provide the Purchaser with a reasonable opportunity to review and comment on any material written correspondence received or proposed to be delivered with respect to the tax position of the Company or any of its Subsidiaries in connection with any such Pre-Closing Company Tax Audit. The Sellers shall not be entitled to settle, either administratively or after the commencement of litigation, any such claim for Taxes that would adversely affect the liability for Taxes of the Purchaser, the Company or any of their respective Subsidiaries or Affiliates for any period after the Closing Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of the Purchaser, which consent may not be unreasonably withheld.

                  (ii) The Purchaser shall have the right to represent the Company and its Subsidiaries' interests in any tax audit or administrative or court proceeding with respect to any Straddle Period. The Sellers shall have the right to participate at its expense in the defense of any such claim to the extent that the Sellers would be required to indemnify the Purchaser pursuant to Section 6.02(a), and to employ counsel of its choice at its own expense. The Purchaser shall keep the Sellers informed of the status of any such audit or proceeding, and shall provide the Purchaser with a reasonable opportunity to review and comment on any material written correspondence received or proposed to be delivered with respect to the tax position of the Company or any of its Subsidiaries in connection with any such audit or proceeding. The Purchaser shall not be entitled to settle or to cause the Company or any of its Subsidiaries to settle, either administratively or after the commencement of litigation, any such claim to the extent that Sellers would be required to indemnify the Purchaser pursuant to Section 6.02(a) without the prior written consent of Sellers, which consent may not be unreasonably withheld or delayed.

                  (iii) The Purchaser shall have the sole right to represent the Company and its Subsidiaries' interests in any other tax audit or administrative or court proceeding.

                  SECTION 6.06 Information Reporting Indemnity. Notwithstanding anything to the contrary in this Agreement, Sellers shall indemnify Purchaser and its Affiliates, including the Company and its Subsidiaries after the Closing, for the amount of any Taxes imposed on Purchaser or any of its Affiliates (i) with respect to information returns filed by Purchaser or any of its Affiliates within 24 months after the Closing Date where such Tax arises out of actions taken or omitted to be taken by Purchaser or any of its Affiliates in reliance upon the representations in Section 3.15 of this Agreement or the covenants in this Section 6.06 with respect to such information returns or (ii) because prior to the Closing Date, the Company and/or its Subsidiaries did not receive (and retain in its files) a properly completed Form W-8, W 9, or similar form from a Person from whom it was then required to obtain (unless the Company and/or its Subsidiaries complied with any applicable back-up withholding requirements) or was not properly withholding on payments to the payee.

                  SECTION 6.07 Closing Date Transactions. The Purchaser and the Sellers agree to report all transactions not in the ordinary course of business occurring on the Closing Date after the Purchaser's purchase of the Shares on the Purchaser's federal income Tax Return to the extent permitted by United States Treasury Regulation Section 1.1502-76(b)(1)(ii)(B). The Purchaser and the Sellers further agree to report all transactions occurring on the Closing Date but prior to the Closing that result in either income or expenses on the Sellers' consolidated federal income Tax Return, unless otherwise required by applicable Tax law. The Sellers shall not enter into any transaction outside of the ordinary course of business that would cause any income that otherwise should have been reported as occurring prior to the Closing on the Closing Date to be treated as having occurred after the Closing on the Closing Date or any expense that otherwise should have been treated as occurring after the Closing on the Closing Date as having occurred before the Closing on the Closing Date.

                  SECTION 6.08 Assistance and Cooperation. After the Closing Date, the Sellers, on the one hand, and the Purchaser, on the other hand, shall each:

                  (a) assist the other in the preparation of any Tax Returns which such other party is responsible for preparing or filing in accordance with this Article VI; and

                  (b) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company and any of its Subsidiaries.

                  SECTION 6.09 Miscellaneous. (a) The Sellers and the Purchaser agree to treat all payments made by either to or for the benefit of the other (including any payments to the Company or its Subsidiaries) under this Article VI, and any other payments made under this Agreement, as adjustments to the Purchase Price.

                  (b) For purposes of this Article VI, the "Purchaser" shall include each member of the Affiliated group of corporations or entities of which it is or becomes a member.

                  (c) Any tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by Sellers or any of their Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, shall be terminated as to the Company and its Subsidiaries as of the Closing Date.

                  (d) The obligations of the Sellers and the Purchaser set forth in this Article VI shall be unconditional and absolute and shall survive the Closing until the expiration of the applicable statutes of limitation (including any waivers or extensions thereof); provided, however, that any claim for indemnification shall survive beyond such date if written notice thereof stating the indemnification asserted or claimed has been given to the indemnifying party prior to the date on which the related obligation to indemnify shall terminate.

                                  ARTICLE VII.

                              CONDITIONS TO CLOSING

                  SECTION 7.01 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. (i) The Purchaser shall have complied in all material respects with its agreements and covenants contained herein to be performed on or prior to the Closing Date, and (ii) the representations and warranties made by Purchaser in this Agreement shall be true and correct as of the Closing as though such representations and warranties were made at and as of such time (except that representations and warranties that speak as of a specified date need be true and correct only as of such date); provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 7.01(a)(ii), such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth therein relating to "materiality") have, individually or in the aggregate, a material adverse effect on the ability of the Purchaser to perform any of its obligations under this Agreement. The Sellers shall have received a certificate of the Purchaser, dated as of the Closing Date and signed by an officer of the Purchaser, certifying as to the fulfillment of the condition set forth in this Section 7.01(a);

                  (b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent), which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement (nor shall any proceeding for any such statute, rule, regulation, order, decree or injunction be pending), nor shall there by any proceeding initiated by any such Governmental Entity pending or threatened seeking to enjoin or seeking money damages in respect of the transactions contemplated hereby; and

                  (c) Governmental and Regulatory Consents. The applicable waiting period under the HSR Act and state insurance laws shall have expired or been terminated and all other consents, approvals, authorizations, exemptions and waivers from Governmental Entities that shall be required in order to enable the Seller to sell the Shares to the Purchaser (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit such sale, render such sale illegal or invoke enforcement proceedings by any Governmental Entity to obtain such consent, approval, authorization, exemption or waiver).

                  SECTION 7.02 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. (i) Each of the Sellers shall have complied in all material respects with its agreements and covenants contained herein to be performed on or prior to the Closing Date, and (ii) the representations and warranties made by Sellers in this Agreement shall be true and correct as of the Closing as though such representations and warranties were made at and as of such time (except that representations and warranties that speak as of a specified date need be true and correct only as of such date); provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 7.02(a)(ii), such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth therein relating to "materiality" or "Material Adverse Effect") have, individually or in the aggregate, a Material Adverse Effect. The Purchaser shall have received a certificate of the Sellers, dated as of the Closing Date and signed by each of the Sellers, certifying as to the fulfillment of the condition set forth in this Section 7.02(a);

                  (b) Opinion of Counsel. Purchaser shall have received an opinion of Locke Liddell & Sapp LLP, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, with respect to the matters identified in Exhibit 7.02(b);

                  (c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent), which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement (nor shall any proceeding for any such statute, rule, regulation, order, decree or injunction be pending), nor shall there be any proceeding initiated by any such Governmental Entity pending or threatened seeking to enjoin or seeking money damages in respect of the transactions contemplated hereby;

                  (d) Governmental and Regulatory Consents. The applicable waiting period under the HSR Act and state insurance laws shall have expired or been terminated and all other consents, approvals (including the approval of OSFI), authorizations, exemptions and waivers from Governmental Entities that shall be required in order to enable the Purchasers to purchase the Shares shall have been obtained (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit such purchase, render such purchase illegal or invoke enforcement proceedings by any Governmental Entity to obtain such consent, approval, authorization, exemption or waiver);

                  (e) Other Consents and Notices. The Sellers and the Company shall have received any required consents from all parties to any material Contract to which the Company or any of its Subsidiaries is a party, unless the failure to obtain any such consent is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  (f) Excluded Business Removal. The Excluded Business Removal shall have been completed in the manner contemplated by Sections 3.19 and 5.10 and reasonably acceptable to the Purchaser;

                  (g) FIRPTA Certificate. The Seller shall deliver to the Purchaser a certificate of non-foreign status, in accordance with the Treasury Regulations promulgated under Sections 897 and 1445 of the Code, in form and substance reasonably acceptable to the Purchaser;

                  (h) Material Adverse Effect. No event shall have occurred or circumstance exist that has had, or is reasonably likely to result in, a Material Adverse Effect.

                  (i) Employment Agreements. The Employment Agreements shall be in full force and effect and, in each case, the individual who is the subject of each such Employment Agreement shall still be employed by the Company or a Subsidiary of the Company and shall not have committed an act or omission that would permit his termination for "cause" thereunder.

                                  ARTICLE VIII.

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of the Sellers and the Purchaser;

                  (b) by either the Sellers or the Purchaser, if the Closing shall not have occurred prior to December 31, 2003; provided, however, that (A) the right to terminate this Agreement under this Section 8.01(b) shall not be available to the Sellers when the Sellers' failure to fulfill any of their obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date, and (B) the right to terminate this Agreement under this Section 8.01(b) shall not be available to the Purchaser when the Purchaser's failure to fulfill any of its obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

                  (c) by the Purchaser (with written notice to the Sellers), in the event of either: (i) a breach of any representation or warranty contained herein by Sellers, which breach cannot be or has not been cured within 30 days after the giving of written notice to the Sellers of such breach; or (ii) a breach of any of the covenants or agreements contained herein by the Sellers or their Affiliates, which breach cannot be or has not been cured within 30 days after the giving of written notice to the Sellers of such breach and, in the case of (i) or
         (ii), such breach, individually or in the aggregate with other breaches of the sort referred to in (i) or (ii), would cause the conditions set forth in Section 7.02(a) not to be satisfied or would reasonably be expected to prevent, materially delay or materially impair the ability of the Purchaser or the Sellers to consummate the transactions contemplated by this Agreement.

                  (d) by the Sellers (with written notice to the Purchaser), in the event of either: (i) a breach of any representation or warranty contained herein by the Purchaser, which breach cannot be or has not been cured within 30 days after the giving of written notice to the Purchaser of such breach; or (ii) a breach of any of the covenants or agreements contained herein by the Purchaser, which breach cannot be or has not been cured within 30 days after the giving of written notice to the Purchaser of such breach and, in the case of (i) or (ii), such breach, individually or in the aggregate with other breaches of the sort referred to in (i) or (ii), would cause the conditions set forth in Section 7.01(a) not to be satisfied or would reasonably be expected to prevent, materially delay or materially impair the ability of the Purchaser or the Sellers to consummate the transactions contemplated by this Agreement.

                  SECTION 8.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) under this Section 8.02 and Sections 10.02, 10.05 and 10.12 which shall survive indefinitely or until set forth herein and (b) that nothing herein shall relieve either the Sellers or the Purchaser from liability for any willful breach hereof.

                  SECTION 8.03 Waiver. Subject to Section 10.11, at any time prior to the Closing, the Purchaser or the Seller may (a) extend the time for the performance of any of the obligations or other acts of the Sellers or the Purchaser, respectively, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto by the Sellers or the Purchaser, respectively, or (c) waive compliance with any of the agreements or conditions contained herein of the Sellers or the Purchaser, respectively.

                                   ARTICLE IX.

                                 INDEMNIFICATION

                  SECTION 9.01 Indemnification. (a) Except as otherwise expressly provided in this Article IX, and subject to the limitations stated in this Article IX, from and after the Closing Date, the Sellers shall indemnify, defend and hold harmless the Purchaser and each of its Affiliates (including the Company and its Subsidiaries following the Closing Date) from and against any and all Losses (but only after such Losses, other than those described in Section 9.01(a)(ii) or (v), exceed $1,000,000 in the aggregate, in which event the Sellers shall be liable only for the amount of all such Losses in excess of such threshold) and, as provided in Section 6.02 of this Agreement, Taxes that any of them actually suffer, incur or sustain arising out of or attributable to (whether or not arising out of third party claims):

                           (i) Any breach of any representation or warranty made
                  by the Sellers in this Agreement or any certificate or other document executed and delivered by any of them (or by any of their officers or directors) in connection with the transactions contemplated hereby;

                           (ii) Any breach of any covenant to be performed by
                  the Sellers or their Affiliates in connection with the transactions contemplated hereby;

                           (iii) Any legal proceedings or investigations pending
                  or threatened against the Company or its Subsidiaries or Affiliates or violations of law, Contracts or duties or standards of care occurring on or before the Closing Date;

                           (iv) Any required contribution by the Purchaser under
                  any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) of the Company attributable to periods on or before the Closing Date; or

                           (v) Any of the matters identified in Exhibit
                  9.01(a)(v), to the full extent not covered by any of clauses
                  (i)-(iv) above.

                  (b) Except as otherwise expressly provided in this Article IX, and subject to the limitations stated in this Article IX, from and after the Closing Date, the Purchaser shall indemnify, defend and hold harmless the Sellers and each of their respective Affiliates from and against any and all Losses (but only after such Losses exceed $1,000,000 in the aggregate, in which event the Purchaser shall be liable only for the amount of all such Losses in excess of such threshold) which any of them actually suffer, incur or sustain arising out of or attributable to (whether or not arising out of third party claims) (i) any breach of any representation or warranty made by the Purchaser in this Agreement or in any certificate delivered to Sellers by Purchaser in connection with the transactions contemplated hereby or
         (ii) any breach of any covenant to be performed by the Purchaser in connection with the transactions contemplated hereby.

                  (c) In no event shall Sellers' aggregate obligation to indemnify the Purchaser and its Affiliates exceed an amount equal to $50,000,000 and in no event shall the Purchaser's aggregate obligation to indemnify the Sellers and its Affiliates exceed an amount equal to $50,000,000.

                  (d) In calculating the amount of any Loss for which the Purchaser and its Affiliates may be entitled to indemnification under this Article, there shall be taken into consideration the amount of any payments the indemnified party or its Affiliates in fact receives pursuant to insurance policies issued by insurance companies (other than the Insurance Subsidiary) to the Company or any of its Subsidiaries (but not pursuant to insurance policies issued to the Purchaser or any of its Affiliates) as a direct consequence of the circumstances to which the Losses related or from which the Losses resulted or arose.

                  (e) The indemnification obligation of the parties pursuant to this Article IX shall not, except in the case of fraud, include punitive or exemplary damages; provided that any punitive or exemplary damages recovered by a third party against a party entitled to indemnity pursuant to this Article IX shall be included in the Losses recoverable under such indemnity.

                  (f) The indemnified party shall promptly notify the indemnifying party of the discovery by it of, or the assertion against it of, any claim or potential liability for which indemnification is provided herein or the commencement of any action or proceeding in respect of which indemnity may be sought hereunder; provided, however, that the failure promptly to give such notice shall affect any indemnified party's rights hereunder only to the extent that such failure shall (i) actually materially and adversely affect any indemnifying party or its rights hereunder or (ii) result in the indemnified party failing to give notice of a claim for indemnification prior to the expiration of the survival period set forth in Section
         10.01 hereof to which the claim relates.

                  (g) The right of an indemnified party under this Section 9.01 shall be subject to the following conditions and limitations: (i) notice of any claim for indemnification under Section 9.01(a)(i) or
         Section 9.01(b)(i) shall have been given prior to the expiration of the survival period of the representation or warranty to which the claim relates; (ii) notice of any claim for indemnification with respect to
         Article VI, shall have been given prior to the expiration of the applicable statute of limitations (giving effect to any extensions thereof) for the assertion of claims by the relevant Tax authority;
         (iii) with respect to a claim for indemnification arising out of or involving an assertion by a third party of liability on the part of an indemnified party, the indemnified party shall advise the indemnifying party of all facts relating to such assertion within the knowledge of the indemnified party, and shall afford the indemnifying party the opportunity, at the indemnifying party's cost and expense, to defend against such claims for liability; in any such action or proceeding, the indemnified party shall have the right to retain its own counsel and to participate in the defense, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the indemnifying party and indemnified party mutually agree in writing to the retention of such counsel or (ii) the named parties to any such suit, action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the reasonable judgment of the indemnified party, representation of the indemnifying party and the indemnified party by the same counsel would be inadvisable due to actual or potential differing or conflicts of interest between them.

                  (h) The indemnifying party shall have the right to settle or compromise any claim or liability subject to indemnification under


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


         this Section 9.01 that is susceptible to being settled or compromised; provided, however, that any such settlement shall require the consent of the indemnified party, which consent shall not be unreasonably withheld; provided further, however, that the consent of the indemnified party shall not be required if (i) the terms of the settlement require only the payment of damages and payment of the full amount of the relevant indemnification obligation to the indemnified party is assured and (ii) the indemnified party is not otherwise adversely affected by the terms of the settlement.

                  (i) For the limited purposes of determining the Seller's indemnification obligations under this Article IX, (i) the "materiality" test established by the use of the terms material, materially, material adverse effect or similar words to that effect in this Agreement and (ii) the qualification established by the use of the term "knowledge" or similar words to that effect in this Agreement shall be deemed to have been met whenever a party has incurred, suffered or sustained a Loss.

                  (j) With respect to the timing of payments for the matters indemnifiable pursuant to Section 9.01(a)(v), the Purchaser and its Affiliates shall be entitled to indemnification payments under this
         Article IX against any Losses in respect of such matters at the end of each successive six-month period starting on the date that is six months after the Closing Date (or if such day is not a Business Day, on the next succeeding Business Day) (or the earlier date within any such six-month period on which such Losses as to which they have theretofore not received indemnification payments exceed $250,000), to the full extent of such Losses.

                  (k) Following the Closing, the sole and exclusive remedy of the Sellers and the Purchaser with respect to any and all claims relating to the matters addressed in Sections 9.01(a) and 9.01(b) shall be pursuant to the indemnification provisions set forth in this Article IX; provided, however, that the foregoing shall not apply to claims (i) by the Purchaser to enforce the provisions of Article II (but only if Section 7.02 is satisfied); (ii) by the Sellers to enforce the provisions of Article II (but only if Section 7.01 is satisfied) (iii) by the Purchaser to enforce Section 5.06 or 5.07; (iv) by the Sellers to enforce Section 5.13; (v) by Sellers or Purchaser to enforce Section 10.02, 10.07 or 10.14; (vi) by the Sellers or the Purchaser to enforce the provisions of Article VI or this Article IX; and (vii) by the Sellers or the Purchaser asserting common law fraud.

                  (l) Notwithstanding anything to the contrary in this Agreement, in addition to the remedies provided by this Agreement and applicable law, the parties acknowledge and agree that (i) the Sellers shall be entitled to specific performance for any breach of the Purchaser's obligations under Article II of this Agreement, provided that all of the conditions to Closing set forth in Section 7.02 shall have been satisfied and that the Purchaser has no right to terminate the Agreement under Section 8.01, and (ii) the Purchaser shall be entitled to specific performance for any breach of the Sellers' obligations under Article II of this Agreement, provided that all of the conditions to Closing set forth in Section 7.01 shall have been satisfied and that the Sellers have no right under Section 8.01 to terminate the Agreement.

                                   ARTICLE X.

                               GENERAL PROVISIONS

                  SECTION 10.01 Survival of Representations and Warranties. The representations and warranties, set forth in Article III and IV hereof shall be deemed to have been relied upon by the party to whom they are made and shall survive the Closing until the fourth anniversary of the Closing Date except that
(i) the representations and warranties contained in Section 3.15 (for any Tax Return required to be filed for a taxable period which ends on or before the Closing) and 3.19 hereof shall survive until the expiration of the applicable statute of limitations period(s) (taking into account any extensions thereof),
(ii) the representations and warranties in Sections 3.10 and 3.13 shall survive the Closing until the sixth anniversary of the Closing Date, (iii) the representations and warranties contained in Sections 3.03 and 3.18 (other than with respect to Contracts, material business arrangements or transactions between or among (A) the Company and its Subsidiaries and (B) any of their respective Affiliates or Company Related Persons that continue to be Affiliates or Company Related Persons after the Closing) hereof shall survive forever and
(iv) the remaining representations and warranties contained in Section 3.18 shall survive the Closing until the sixth anniversary of the Closing Date. No investigation made by or on behalf of either the Sellers or the Purchaser, respectively, shall affect the representations and warranties made pursuant to this Agreement.

                  SECTION 10.02 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, that all such expenses of the Company and the Company Subsidiaries incurred prior to the Closing shall be paid by the Sellers.

                  SECTION 10.03 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person or by courier service, cable, facsimile transmission, telegram, telex or registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)   if to the Sellers:

                        Sterling Bank
                        2550 North Loop West, Suite 600
                        Houston, Texas 77092
                        Attention:  J. Downey Bridgwater
                        Facsimile:  (713) 466-3117

                        CMCR Holding Company
                        2550 North Loop West, Suite 600
                        Houston, Texas 77092
                        Attention:  J. Downey Bridgwater
                        Facsimile:  (713) 466-3117


                        with a copy (which shall not constitute notice) to:

                        James W. Goolsby, Jr.
                        Sterling Bancshares, Inc.
                        2550 North Loop West, Suite 600
                        Houston, Texas 77092
                        Facsimile:  (713) 466-3117

                        and

                        Donald E. Wood
                        Locke Liddell & Sapp LLP
                        600 Travis Street, Suite 3400
                        Houston, Texas 77002
                        Facsimile:  (713) 229-2517

                  (b)   if to the Purchaser:

                        RBC Mortgage Company
                        222 Merchandise Mart, Suite 550 Chicago, IL 60654
                        Attention: David Matthews, President
                        Facsimile:  (312) 494-0273

                        with copies (which shall not constitute notice) to:

                        RBC Centura Banks
                        3475 Piedmont Road, Suite 300
                        Atlanta, Georgia 30305
                        Attention:  Elizabeth Edelman, Esq.
                        Facsimile:  (404) 495-6023

                        and

                        Sullivan & Cromwell LLP
                        125 Broad Street
                        New York, New York  10004
                        Attention:  Donald J. Toumey, Esq.
                        Facsimile:  (212) 558-3588

                  SECTION 10.04 Exceptions to Representations and Warranties. On or prior to the date hereof, the Sellers have delivered to the Purchaser a Sellers Disclosure Schedule, dated as of the date hereof (the "Sellers Disclosure Schedule"), setting forth, among other things, any exceptions referenced in the representations and warranties in Article III. Any matter or item disclosed in the Sellers Disclosure Schedule shall not be deemed to be material (whether singularly or in the aggregate) or deemed to give rise to circumstances that may result in a Material Adverse Effect solely by reason of it being so disclosed therein. Any matter or item disclosed pursuant to any specific portion of the Sellers Disclosure Schedule shall be deemed to be disclosed for all purposes under the Agreement reasonably related thereto and any matter disclosed in one portion of the Sellers Disclosure Schedule will be deemed disclosed with respect to all other portions of the Sellers Disclosure
Schedule if such disclosure is made in such a way as to make its relevance with respect to such other portions of the Sellers Disclosure Schedule readily apparent.

                  SECTION 10.05 Public Announcements. Unless otherwise required by law, neither the Purchaser nor the Sellers shall make, or cause to be made, any press release or public announcement of this Agreement or the transactions contemplated hereby without the prior consent of the Seller or the Purchaser, respectively, and the Purchaser, on the one hand, and the Sellers, on the other hand, shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that the Purchaser acknowledges and agrees that the Sellers will publicly announce the execution of this Agreement immediately after such execution.

                  SECTION 10.06 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 10.07 Further Assurances. The Sellers and the Purchaser agree to execute and deliver to the other such reasonable and appropriate documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

                  SECTION 10.08 Entire Agreement; Construction. This Agreement, including the Sellers Disclosure Schedule, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral; provided, that the Confidentiality Agreement between the Purchaser and the Sellers dated June 24, 2003 shall survive in accordance with its terms. It is the intention of the parties that this Agreement shall not be construed more strictly with regard to the Sellers, on the one hand, or the Purchaser, on the other hand.

                  SECTION 10.09 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of each other party hereto, except that the Purchaser may assign or delegate in its sole discretion any or all of its rights, interests or obligations under this Agreement to any Affiliate of the Purchaser, but no such assignment shall relieve the Purchaser of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

                  SECTION 10.10 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 10.11 Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by duly authorized elected officers of each of the Sellers and the Purchaser. Waiver of any term or condition of this Agreement (including any extension of time required for performance) shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                  SECTION 10.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION.

                  SECTION 10.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 10.14 Jurisdiction, Venue and Jury Trial Waiver. (a) Any process against the Purchaser or the Sellers in, or in connection with, any proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the addresses set forth in Section 10.03 with the same effect as though served on it personally. Any and all proceedings against any party to this Agreement arising out of this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of Texas or the United States District Court for the Northern District of Illinois, and each party submits to and accepts the non-exclusive jurisdiction of such courts for the purpose of any such proceeding.

                  (b) ALL OF THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, each of the Sellers and the Purchaser have caused this Agreement to be duly executed as of the date first written above by their respective officers thereunto duly authorized.

                                                STERLING BANCSHARES, INC.

                                                By: /s/ J. DOWNEY BRIDGWATER
                                                    ----------------------------
                                                    Name: J. Downey Bridgwater
                                                    Title: President & Chief
                                                           Executive Officer

                                                STERLING BANK

                                                By: /s/ J. DOWNEY BRIDGWATER
                                                    ----------------------------
                                                    Name: J. Downey Bridgwater
                                                    Title: President & Chief
                                                           Executive Officer

                                                CMCR HOLDING COMPANY

                                                By: /s/ JONATHAN B. THREADGILL
                                                    ----------------------------
                                                    Name: Jonathan B. Threadgill
                                                    Title: President

                                                RBC MORTGAGE COMPANY

                                                By: /s/ J. R. LEGG
                                                    ----------------------------
                                                    Name: Jon Legg
                                                    Title: C.E.O.